Exhibit 10.8

No:

Provided to:

PRIVATE PLACEMENT MEMORANDUM

Prestige Global Allocation Fund

an exempted company incorporated with limited liability under the laws of the Cayman Islands with registration number 319459

Prestige Global Asset Management Limited

Manager

Prestige Asset Management Limited

Investment Advisor

[27 March 2017]

WARNING

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

警告

本文件的內容未經在香港的規管當局審核。你應就有關要約謹慎行事。
如你對本文件的任何內容有任何疑問，你應尋求獨立專業意見。

IMPORTANT NOTICES TO POTENTIAL INVESTORS

The Fund is an exempted company incorporated with limited liability under the Companies Law. This Memorandum relates to the offering of participating shares in the Fund.

Responsibility statement

The Directors, whose names appear in the Directory, accept responsibility for the information contained in this Memorandum. To the best of the knowledge and belief of the Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this Memorandum is in accordance with the facts and, in the reasonable opinion of the Directors, contains such information as is necessary to enable a prospective investor to make an informed decision as to whether or not to subscribe for Participating Shares.

Reliance on this Memorandum

Participating Shares are being offered only on the basis of the information contained in this Memorandum. Any further information or representations given or made by any dealer, broker or other person should be disregarded and accordingly, should not be relied upon. No person has been authorised to give any information or to make any representations in connection with the offering of Participating Shares other than those contained in this Memorandum and, if given or made, such information or representations must not be relied on as having been authorised by the Directors.

Certain information contained in this Memorandum constitutes “forward-looking statements”, which can be identified by the use of forward-looking terminology such as “may”, “will”, “should”, “expect”, “anticipate”, “project”, “estimate”, “intend”, “believe”, the negatives of such words, other variations of such words or comparable terminology. Due to various risks and uncertainties, including those described in the sections headed “Risk Factors” and “Conflicts of Interest”, actual events or results or the actual performance of the Fund may differ materially from that anticipated in such forward-looking statements.

Statements in this Memorandum are based on the law and practice in force in the Cayman Islands at the date of this Memorandum and are therefore subject to change should that law or practice change. Neither the delivery of this Memorandum nor the issue of Participating Shares shall under any circumstances create any implication or constitute any representation that the affairs of the Fund have not changed since the date of this Memorandum.

Regulation

The Fund has not been registered with or approved by CIMA, nor has any other regulatory authority in the Cayman Islands approved this Memorandum or the offering of the Participating Shares. Pursuant to section 4(4) of the Mutual Funds Law, the Fund is not, and for as long as the shares of the Fund are held by no more than fifteen investors (a majority of whom are capable of appointing or removing the Directors) will not be required to be registered with CIMA as a mutual fund.

The Fund intends to submit an application to register the Fund with CIMA pursuant to section 4(3) of the Mutual Funds Law so that the Fund becomes a "regulated mutual fund" for the purposes of the Mutual Funds Law. Until such registration has been approved by CIMA, the Fund will not accept more than fifteen investors (a majority of whom are capable of appointing or removing the Directors). Any such registration will not, however, imply that CIMA or any other regulatory authority in the Cayman Islands has approved this Memorandum or the offering of the Participating Shares.

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Distribution and selling restrictions

Neither this Memorandum nor the Participating Shares described in it have been qualified for offer, sale or distribution under the laws of any jurisdiction governing the offer or sale of mutual fund equity interests or other securities. The distribution of this Memorandum and the offering or purchase of Participating Shares may be restricted in certain jurisdictions. This Memorandum does not constitute an offer, solicitation or invitation to subscribe for Participating Shares in any jurisdiction in which such offer, solicitation or invitation is not authorised, or to any person to whom it would be unlawful to make such an offer, solicitation or invitation. It is the responsibility of any person in possession of this Memorandum, and any person wishing to apply for Participating Shares pursuant to this Memorandum, to inform themselves of and to observe all applicable laws and regulations of any jurisdiction relevant to them.

Please review the selling restrictions set out in the annex of this Memorandum.

Confidentiality

This Memorandum is strictly confidential and is to be read only by the person to whom it has been delivered to enable that person to evaluate an investment in the Fund. It is not to be reproduced or distributed to any other persons except that a potential investor may provide a copy to its professional advisers.

Investor responsibility

No representations or warranties of any kind are intended or should be inferred with respect to the economic return from, or the tax consequences of, an investment in the Fund. No assurance can be given that existing laws will not be changed or interpreted adversely. Potential investors should not construe this Memorandum as legal, tax or financial advice.

The above information is for general guidance only. Before making an investment in the Fund prospective investors should review this Memorandum carefully and in its entirety. Prospective investors should consult with their legal, tax and financial advisers as to any legal, tax, financial or other consequences of subscribing for, purchasing, holding, redeeming or disposing of Participating Shares in their country of citizenship, residence and/or domicile.

Risks

An investment in the Fund carries substantial risk. There can be no assurance that the investment objective of the Fund will be achieved and investment results may vary substantially over time. An investment in the Fund is only suitable for sophisticated investors who are able to bear the loss of a substantial portion or even all of their investment in the Fund. An investment in the Fund is not intended to be a complete investment programme for any investor.

There is no public market for Participating Shares, nor is a public market expected to develop in the future.

Potential investors should carefully consider the risk factors set out in the section headed “Risk Factors” when considering whether an investment in the Fund is suitable for them in light of their circumstances and financial resources. Investors are advised to seek independent professional advice on the implications of investing in the Fund.

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Directory

Prestige Global Allocation Fund

Registered Office	4th Floor, Harbour Place 103 South Church Street PO Box 10240 Grand Cayman KY1-1002 Cayman Islands

Manager	Prestige Global Asset Management Limited 4th Floor, Harbour Place 103 South Church Street PO Box 10240 Grand Cayman KY1-1002 Cayman Islands

Investment Advisor	Prestige Asset Management Limited Suite 5102, Cheung Kong Center 2 Queen’s Road Central Hong Kong

Administrator and Sub-Administrator

Equinoxe Alternative Investment Services (Bermuda) Limited

3 Bermudiana Road

Hamilton HM 11

Bermuda

Equinoxe Alternative Investment Services (Asia) Pte. Limited

112 Robinson Road

#12-02

Singapore 068902

Auditors	Deloitte & Touche One Capital Place (OCP) 136 Shedden Road George Town P.O. Box 1787 KY1-1109 Grand Cayman, Cayman Islands

Legal Adviser as to Hong Kong law	Eversheds 21st Floor, Gloucester Tower The Landmark 15 Queen’s Road Central Hong Kong

Legal Adviser as to Cayman Islands law	Harney Westwood & Riegels 3601 Two Exchange Square 8 Connaught Place Central Hong Kong

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Content

Definitions	1

Summary	7

The Fund	10
Structure	10
Participating Shares	10
Dealing currency	10
Additional information	10

Investment Objective, Strategies and Restrictions	11
Investment objective	11
Investment strategies	11
Investment restrictions	12
Leverage	12
Currency hedging and trading	12
Distribution policy	12
Changes to investment strategies and restrictions	12

Management and Administration	13
Board of Directors	13
Manager	14
Investment Advisor	15
investment advisor Agreement	16
Administrator	17
Custodian	20
Distributor	20
Change of service providers	20

Fees and Expenses	21
Fees payable to the Manager	21
Fees payable to the Investment Advisor	23
Administration fees	23
custodian fees	23
Fees payable to the Directors	24
Expenses	24

Subscriptions	25
Subscription price and issuance	25
Subscription fee	25
Minimum investment	25
Eligible Investors	25
Payment	25
Subscription procedure	26
Issue of Participating Shares	27
Prevention of money laundering	27
Form of Participating Shares	27

Redemption and Transfer	28
Procedure for the redemption of Participating Shares	28
Redemption price and redemption proceeds	28
Redemption fee	28
Deferral of redemptions	28
Settlement	29
Redemptions in kind	30

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Prevention of money laundering	30
Rights following the Redemption Day	30
Compulsory redemption	30
Audit holdback	31
Transfer of Participating Shares	31

Net Asset Value	32
Determination of Net Asset Value	32
Valuation of assets	32
Suspensions	34

Risk Factors	35
Risks associated with the structure of the Fund	35
Risks associated with Investing in Funds of Funds	38
Risks associated with the investment strategies	45

Conflicts of Interest	57
Manager and Investment Advisor	57
Directors	57
Soft dollar arrangements	58

Taxation	59
General	59
Cayman Islands	59
Hong Kong	59
Other jurisdictions	60
Compliance with automatic exchange of information legislation	60

Financial Information and Reports	62
Financial year	62
Financial statements	62
Auditors	62
Reports to Shareholders	62

General	63
The Fund	63
Share capital of the Fund	63
Rights of the Management Shares	64
Rights of the Participating Shares	64
Variation of rights attaching to a Class	65
Side letters	65
Amendments to the Articles	66
Winding up and termination	66
General meetings	66
Directors’ report	66
Regulation	66
Material contracts	67
Documents available for inspection	67
Enquiries	67

Annex - RESTRICTIONS ON DISTRIBUTION	68

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Definitions

In this Memorandum capitalised terms have the meanings set out below:

Administrator	Equinoxe Alternative Investment Services (Bermuda) Limited as administrator and Equinoxe Alternative Investment Services (Asia) Pte. Limited as sub-administrator.

Anti-Money Laundering Legislation	the Proceeds of Crime Act 1997; the Proceeds of Crime (Anti-Money Laundering and Anti-Terrorist Financing) Regulations 2008 and the Proceeds (Anti-Money Laundering and Anti-Terrorist Financing Supervision and Enforcement) Act 2008 of Bermuda and any relevant applicable anti-money laundering and anti-terrorist financing legislation, as replaced, re-enacted, consolidated, extended, revised or amended from time to time and all subordinate legislation enacted thereunder and any guidance issued by the Bermuda Monetary Authority.

Appendix	In respect of any Class, the appendix to this Memorandum setting out details of a Class of Participating Shares, as amended or supplemented from time to time.

Articles	the memorandum and articles of association of the Fund, as amended from time to time.

Auditors	Deloitte & Touche or such other person as may be appointed from time to time.

Business Day	a day (other than a Saturday or a Sunday) on which banks in Hong Kong are authorised to open for normal banking business and/or such other day or days as the Directors may determine, either generally or in any particular case, provided that where, as a result of a Number 8 Typhoon Signal, Black Rainstorm Warning or similar event, the period during which banks in Hong Kong are open on any day are reduced, such day shall not be a Business Day.

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Calculation Period	a period of 3 months commencing on each 1 January, 1 April, 1 July and 1 October, provided that the first Calculation Period in respect of any Participating Share will be the period commencing on the date such Participating Share is issued and ending on the next following 31 March, 30 June, 30 September or 31 December.

CIMA	the Cayman Islands Monetary Authority.

Class	any class of Participating Shares designated by the Directors pursuant to the Articles.

Companies Law	the Companies Law of the Cayman Islands, as amended or re-enacted from time to time.

Custodian	means such person or person(s) who for the time being appointed to act as custodian of the Fund.

Dealing Currency	in respect of any Class, the currency determined by the Directors on the establishment of the Class as the currency in which the Subscription Price, Redemption Price and Net Asset Value per Share of such Class will be calculated.

Directors	the directors of the Fund from time to time.

Eligible Investor	a person to whom the Fund can lawfully make an invitation to subscribe for Participating Shares without compliance with any registration or other legal requirements, who is able to acquire and hold Participating Shares without breaching the law or requirements of any relevant country, regulatory body or government authority and who satisfies such additional eligibility requirements as may be determined by the Directors from time to time.

Equalisation Credit	an amount payable on the subscription of Participating Shares as an equalisation credit, determined as described in the section headed “Fees and Expenses”.

Fund	Prestige Global Allocation Fund, an exempted company incorporated with limited liability under the Companies Law with registration number 319459.

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IFRS	International Financial Reporting Standards issued by the International Accounting Standards Board.

Initial Offer Period	in relation to any Class, the period determined by the Directors during which Participating Shares of that Class are first offered for subscription, which will commence at 9:00 a.m. (Hong Kong time) on 1 March 2017 and end at 5:00 p.m. (Hong Kong time) on 30 March 2017, or such other day or time as the Directors may determine.

Investment Advisor	Prestige Asset Management Limited or such other investment advisor as appointed by the Directors from time to time.

Liquidity Constraints	means all actions of or events involving an Underlying Manager and/or Underlying Funds and which may affect the amount received on the redemption or other realisation of an investment and/or the timing of receipt of such amount including (but not limited to) suspension of redemptions, delays in liquidating investments, delays in making redemption payments and/or calculating the value of assets, imposition of gates, holdbacks on redemption payments, payments in kind, the creation of side pockets, synthetic side pockets and/or liquidating trusts, breach of contract or obligation and/or fraud, prime broker and/or custodian bankruptcy, the creation of or establishment of reserves, actions by Underlying Funds creditors/counterparties or any other actions including non-payment or circumstances of insolvency.

Management Agreement	The management agreement between the Fund and the Manager (as may be amended from time to time).

Management Fee	the management fee payable by the Fund to the Manager pursuant to the Management Agreement, as described in the relevant Appendix.

Management Share	a non-participating, non-redeemable, voting share of par value US$0.01 in the capital of the Fund designated as a Management Share.

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Manager	Prestige Global Asset Management Limited or such other Manager as may be appointed by the Directors from time to time.

Memorandum	this private placement memorandum, as amended or supplemented from time to time, which includes any Appendix.

Minimum Holding	Participating Shares with an aggregate Net Asset Value of not less than US$100,000 or such lesser amount as the Directors may determine, either generally or in any particular case.

Mutual Funds Law	the Mutual Funds Law of the Cayman Islands, as amended or re-enacted from time to time.

Net Asset Value	the net asset value of the Fund, the relevant Class or a Participating Share, as the case may be, determined as described in the section headed “Net Asset Value”.

Net Asset Value per Share	In respect of a Participating Share of any Class, the Net Asset Value of the relevant Class divided by the number of Participating Shares of such Class in issue.

Participating Share	a participating, redeemable, non-voting share of par value US$0.01 in the capital of the Fund being offered for subscription under the terms of this Memorandum.

Peak Net Asset Value per Share	in respect of a Class is the greater of: (i) the price at which Participating Shares of that Class are issued at the close of the Initial Offer Period; and (ii) the highest Net Asset Value per Share of that Class in effect immediately after the end of the previous Calculation Period in respect of which a Performance Fee (other than a Performance Fee Redemption) was charged.

Performance Fee Redemption	with respect to any appreciation in the value of those Participating Shares from the Net Asset Value per Share at the date of subscription up to the Peak Net Asset Value per Share, the Performance Fee charged at the end of each Calculation Period by redeeming at par value such number of the Shareholder’s Participating Shares of the relevant Class as have an aggregate Net Asset Value equal to the Relevant Percentage of any such appreciation.

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Performance Fee	the performance fee, if any, payable by the Fund to the Manager pursuant to the Management Agreement, as described in the relevant Appendix.

Redemption Day	the first Business Day of January, April, July and October in each year and such other day or days as the Directors may determine, either generally or in any particular case.

Redemption Gate	Participating Shares representing in aggregate ten (10) per cent or more (or such higher percentage as the Directors determine, either generally or in respect of any particular Redemption Day) of the Net Asset Value of the Fund.

Redemption Notice	a request for the redemption of Participating Shares which shall be in such form as the Directors may determine from time to time.

Redemption Period	means fifty (50) Business Days (or such shorter period as the Directors may permit, either generally or in any particular case) before the relevant Redemption Day.

Redemption Price	the price per share at which Participating Shares of the relevant Class may be redeemed, calculated in the manner described in the section headed “Redemption and Transfer”.

Relevant Percentage	the percentage of the appreciation in the Net Asset Value per Share above the Peak Net Asset Value per Share which shall be payable to the Manager pursuant to the Appendix.

Shareholder	a holder of one or more Participating Shares.

Subscription Agreement	an application to subscribe for Participating Shares which shall be in such form as the Directors may determine from time to time.

Subscription Amount	Subscription monies for the Participating Shares as calculated based on the Subscription Price.

Subscription Day	the first Business Day of each month and/or such other day or days as the Directors may determine, either generally or in any particular case.

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Subscription Fee	the subscription fee, if any, payable by the subscribers and deducted from the Subscription Amount, as detailed in the relevant Appendix.

Subscription Price	the price per share at which Participating Shares may be issued after the close of the Initial Offer Period, calculated in the manner described in the section headed “Subscriptions”.

Underlying Fund	a collective investment scheme, managed account or other pooled investment vehicle into which the Fund may invest.

Underlying Manager	the manager, investment manager or investment adviser of an Underlying Fund.

United States or US	the United States of America, its territories and possessions including the States and the District of Columbia.

US Person	a citizen or resident of the United States, a corporation, partnership or other entity created or organised in or under the laws of the United States or any person falling within the definition of the term “United States Person” under Regulation S promulgated under the United States Securities Act of 1933, as amended.

USD, US Dollar, or US$	the lawful currency of the United States.

Valuation Day	in respect of each Class, the Business Day immediately preceding each Redemption Day and each Subscription Day and/or such other day or days as the Directors may determine, either generally or in any particular case.

Valuation Point	the close of business in the last market relevant to the Fund to close on the relevant Valuation Day, or such other time as the Directors may determine.

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Summary

The following summary should be read in conjunction with the remainder of this Memorandum, the Articles and the other documents referred to in this Memorandum and is qualified in its entirety by reference to such documents.

The Fund	Prestige Global Allocation Fund is an exempted company incorporated with limited liability in the Cayman Islands under the Companies Law.

Participating Shares	The Directors may issue Participating Shares of one or more classes in respect of the Fund, which are being offered under the terms of this Memorandum. Details of the Classes being offered are set out in the relevant Appendix. At any time the Directors may create and designate additional Classes without notice to, or the consent of, the Shareholders. The Directors may differentiate between Classes on various bases, including as to the Dealing Currency, the fees payable, the level of information provided and redemption rights.

Regulation

The Fund has not been registered with or approved by CIMA, nor has any other regulatory authority in the Cayman Islands approved this Memorandum, any Appendix or the offering of the Participating Shares. Pursuant to section 4(4) of the Mutual Funds Law, the Fund is not, and for as long as it has no more than fifteen investors (a majority of whom are capable of appointing or removing the Directors) will not be required to be registered with CIMA as a mutual fund.

The Fund intends to submit its application to register the Fund with CIMA pursuant to section 4(3) of the Mutual Funds Law so that the Fund becomes a "regulated mutual fund" for the purposes of the Mutual Funds Law. Until such registration has been approved by CIMA, the Fund will not accept more than fifteen investors, a majority of whom are capable of appointing or removing the Directors. Any such registration will not, however, imply that CIMA or any other regulatory authority in the Cayman Islands has approved this Memorandum, any Appendix or the offering of the Participating Shares.

Investment objective and strategies

The investment objective of the Fund is to deliver positive absolute returns over any twelve month period regardless of the economic environment or the performance of financial markets by investing principally in the Underlying Funds. There can be no assurance that the investment objective will be achieved.

The Manager will seek to achieve the investment objective of the Fund by utilising the investment strategies set out in the section of this Memorandum headed “Investment Objective, Strategies and Restrictions”.

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Management

The Directors have overall responsibility for the management and administration of the Fund. However, the Directors have delegated responsibility for day-to-day administrative functions to the Administrator and responsibility for making day-to-day investment decisions to the Manager.

The Manager has appointed the Investment Advisor to manage and invest the assets of the Fund, subject to the control and review of the Directors and the Manager.

Subscriptions	Participating Shares are being offered for subscription during the Initial Offer Period at a fixed price of US$1,000 per Participating Share. Following the close of the Initial Offer Period, Participating Shares will be available for subscription on each Subscription Day at the relevant Subscription Price.

Minimum Initial Investment	The minimum initial investment per subscriber is set out in the relevant Appendix. The Directors may waive or reduce the minimum initial investment either generally or in any particular case. However, for so long as the Fund is registered under section 4(3) of the Mutual Funds Law, the minimum initial investment cannot be less than US$100,000 (or its equivalent in the relevant Dealing Currency) (exclusive of any Subscription Fee).

Redemptions

Participating Shares may be redeemed at the option of the Shareholder on any Redemption Day.

A completed Redemption Notice must be received by the Administrator no later than 5:00 p.m. (Hong Kong time) on a Business Day falling before the commencement of the relevant Redemption Period (or such shorter period as the Directors may permit, either generally or in any particular case) in respect of the relevant Redemption Day.

Redemption fee	A redemption fee may be charged on the redemption of any Participating Share. Details of any redemption fee are set out in the relevant Appendix.

Restrictions on redemptions	The Directors may temporarily suspend the redemption of Participating Shares in certain circumstances.

If Redemption Notices are received in respect of any Redemption Day which, if satisfied in full, would result in redemptions in excess of the Redemption Gate, the Directors may limit redemptions to the Redemption Gate. Any such limitation will be applied on a pro rata basis amongst all Shareholders seeking to redeem Participating Shares on the relevant Redemption Day. Redemption Notices which are not satisfied in full will be carried forward to the next Redemption Day.

Payment of redemption proceeds	Redemption proceeds will normally be paid in cash by electronic transfer at the Shareholder’s risk and expense. However, in certain circumstances, the Fund may pay redemption proceeds by way of a transfer of assets or partly in cash and partly by way of a transfer of assets.

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Valuations	The Net Asset Value and the Net Asset Value per Share of each Class will be calculated as at the Valuation Point on each Valuation Day.

The Directors may temporarily suspend the calculation of the Net Asset Value and/or the Net Asset Value per Share of any Class in certain circumstances.

Restrictions on sale and transfer	Participating Shares will only be issued to, and may only be transferred to, persons who are Eligible Investors. Participating Shares may not be transferred without the prior written consent of the Directors.

Dividends	It is not envisaged that any income or gains will be distributed by way of dividend. This does not preclude the Directors from declaring a dividend at any time in the future if they consider it appropriate to do so.

Management Fee	The Fund will pay the Manager a Management Fee as specified in the relevant Appendix to this Memorandum.

Performance Fee	The Manager will also be entitled to receive a Performance Fee calculated on a share-by-share basis. For each Calculation Period, the Performance Fee in respect of each Participating Share will be equal to the Relevant Percentage. The Performance Fee in respect of each Calculation Period will be calculated by reference to the Net Asset Value per Share before deduction for any accrued Performance Fee. The Performance Fee will be calculated as at each Valuation Day.

Other fees and expenses	The Fund will pay all the costs of its operation and management, including the organisational expenses, the fees and expenses payable to service providers, marketing expenses, and all expenses related to its investment programme.

Risk factors and conflicts of interest	An investment in the Fund entails risk. Potential investors should review carefully the discussions under the sections headed “Risk Factors” and “Conflicts of Interest”.

Reporting

Each Shareholder will be provided with a copy of an annual report that will include audited financial statements within six months of the end of each financial year of the Fund. Shareholders will also be provided with a monthly report on the investment performance of the Fund.

The financial year of the Fund will end on 31 December in each year. The first audit will be for the period beginning on the commencement of the operations of the Fund and ending on 31 December 2017.

Tax	The Fund is not subject to tax in the Cayman Islands (other than annual filing fees) under the current laws of the Cayman Islands. Potential investors should consult their own advisers as to the particular tax consequences to them of their proposed investment in the Fund.

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The Fund

Structure

The Fund is an exempted company incorporated with limited liability in the Cayman Islands under the Companies Law. The Fund was incorporated on 7 February 2017.

Participating Shares

The Directors may issue Participating Shares of one or more classes in respect of the Fund, which are being offered under the terms of this Memorandum. Details of the Classes being offered are set out in the relevant Appendix. At any time the Directors may create and designate additional Classes without notice to, or the consent of, the Shareholders. The Directors may differentiate between Classes on various bases, including as to the Dealing Currency, the fees payable, the level of information provided and redemption rights.

Participating Shares do not carry voting rights except in relation to a modification of the rights attaching to a Class. The Management Shares, which are the voting shares in the Fund, are held by the Manager.

Dealing currency

The base currency of the Fund is the US Dollar and the financial statements of the Fund will be presented in US Dollars.

The Directors may designate a Dealing Currency for any Class and in the absence of any such designation, the Dealing Currency will be the US Dollar. Subscriptions for, and redemptions of, Participating Shares of a Class will be processed in the relevant Dealing Currency, and the Net Asset Value per Share of the Class will be calculated and quoted in such Dealing Currency.

Additional information

This Memorandum does not purport to be and should not be construed as a complete description of the Articles, the Subscription Agreement or the contracts entered into by or in respect of the Fund. Before investing in the Fund each potential investor should examine this Memorandum, the Subscription Agreement and the Articles and satisfy itself that an investment in the Fund is appropriate. In the event that there is any conflict between this Memorandum and the Articles, the Articles shall prevail.

Additionally, and prior to a potential investor purchasing any Participating Shares, the Fund will make available to the potential investor the opportunity to ask questions of and receive written answers from representatives of the Fund concerning the terms and conditions of an investment in the Fund.

An investment in the Fund may be considered speculative. It is not intended as a complete investment programme. It is designed only for experienced and sophisticated investors who are able to bear the risk that all or a substantial part of their investment in the Fund may be lost.

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Investment Objective, Strategies and Restrictions

Investment objective

The investment objective of the Fund is to deliver positive absolute returns over any twelve month period regardless of the economic environment or the performance of financial markets by investing principally in interests in the Underlying Funds

There can be no assurance that the investment objective will be achieved.

Investment strategies

The Manager will seek to achieve the investment objective by seeking managers whose approach will be unique, difficult to replicate, and who have a successful track record.

The Manager has flexibility to invest in different types of Underlying Funds whose investment strategy includes, but is not limited to, debts, bonds, listed and unlisted equities, preferred stocks, convertible securities, equity-related instruments, debt securities and obligations (which may be below investment grade), currencies, commodities, futures, options, warrants, swaps and other derivative instruments. Derivative instruments may be exchange-traded or over-the-counter. The Manager may engage in short sales, margin trading, hedging and other investment strategies.

Focus on Underlying Funds managing the optimum level of assets

The Manager will seek to invest in Underlying Funds which have an optimal amount of assets for that market or strategy, being neither too small nor too large. Prior to making an investment, the Manager will determine what he believes is the maximum optimum capacity for each Underlying Fund. Where an Underlying Fund subsequently grows or shrinks to a size which the Manager considers to be sub-optimal, that Underlying Fund will generally be redeemed save where that Underlying Fund offers such low correlation to other Underlying Funds that it remains highly additive to the Fund as a whole.

Consider each Underlying Fund on its own merit

The Manager will consider each Underlying Fund on its own merits.

By way of example:

●	Size of Underlying Fund - the Manager believes that many Fund of Funds (“FoFs”) will not invest with managers managing less than a minimum level of assets. The Manager will give attention to whether the level of assets is optimal or sub-optimal (being either too small or too big). If an Underlying Fund is deemed to have a sub-optimal level of assets then the Fund will not invest and conversely where the level of assets is considered optimal an investment may be considered.

●	Liquidity – a high level of liquidity is a key element for the Manager to consider an Underlying Fund. The Manager will not impose a maximum position size which the Fund can own provided that the position is sufficiently liquid.

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●	Maximum level of volatility - the Manager believes that many FoFs will not consider Underlying Funds with volatility above a certain level. The Manager believes that correlation is more important than volatility. The Manager believes that a portfolio of volatile funds that genuinely do not correlate to one another is likely to have a better risk-adjusted return over the medium term than a portfolio of low-volatility funds that do correlate. Consequently, the Manager will consider low and high volatility funds as long as the fund is additive to the Fund and the downside volatility risk is adequately compensated by the return potential. Where the Manager believes a fund will be additive to the Fund but the level of volatility is too high to merit a full allocation, the Manager may make a smaller allocation.

●	Geographic Location - the Manager believes that many FoFs will not invest with funds whose managers are inconveniently located. Whilst it would be easier only to consider funds with managers situated in convenient locations, the Manager recognises that finding truly differentiated product is difficult and to rule a fund out based on location alone may mean missing out on differentiated alpha.

●	Investment timeframe - some FoFs have natural biases towards or against strategies pursuing long or short investment timeframes. The Manager believes there are diversification benefits from investing in funds that have short, medium and long term investment horizons and so will consider any of these.

The Fund may retain amounts in cash, cash equivalents (including money market funds) or exchange traded funds pending reinvestment, for use as collateral or as otherwise considered appropriate to the investment objective.

Investment restrictions

The Fund has not imposed any particular investment restrictions with regard to the investment of the assets of the Fund.

Leverage

The Fund currently does not intend to employ leverage for working capital and/or as part of the investment strategies, however when deemed appropriate, the Fund may employ leverage for working capital and/or as part of the investment strategies. Such leverage may include, without limitation, borrowing cash, securities and other instruments, purchasing futures and entering into derivative transactions and repurchase agreements. The Fund may pledge assets as security for borrowings. The use of leverage will increase the risk of an investment in the Fund. The Fund will not apply any leverage in making its investment in the Underlying Funds. Yet, the Underlying Funds may apply leverage in its investing activities in accordance with its own investment strategies.

The Fund may borrow for the purposes of paying redemption proceeds or paying expenses, if required.

Currency hedging and trading

The Fund currently does not intend to hedge its currency exposure but when deemed appropriate, the Investment Advisor may seek to hedge the currency exposure of the Fund to currencies other than the US Dollar. The Investment Advisor may also seek to hedge the currency exposure between the Dealing Currency of any Class and the US Dollar. The Investment Advisor may use spot and forward foreign exchange contracts or other methods of reducing exposure to currency fluctuations.

The Investment Advisor may also take speculative positions in currencies for the benefit of the Fund as a whole.

Distribution policy

It is not envisaged that any income or gains derived from investments will be distributed by way of dividend. However, this does not preclude the Directors from declaring a dividend at any time in the future if they consider it appropriate to do so. If a dividend is declared, the Directors will distribute it in compliance with applicable law.

Changes to investment strategies and restrictions

The investment objective, investment strategies, investment restrictions and limits on leverage summarised above represent the current intentions of the Directors. Depending on conditions and trends in securities markets and the economy in general, different strategies or investment techniques may be pursued or employed, whether or not described in this Memorandum, without notice to Shareholders, subject to any applicable law or regulation.

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Management and Administration

Board of Directors

The Directors are responsible for the overall management and control of the Fund in accordance with the Articles. However, the Directors have delegated responsibility for day-to-day administrative functions to the Administrator and responsibility for making day-to-day investment decisions to the Manager.

The Directors will meet periodically to review the operations and investment performance of the Fund. Save for these periodic reviews, the Directors will not have any responsibility for reviewing or approving any trade, investment, borrowing or other action of the Manager or any delegate of the Manager.

The current Directors are:

●	Mr. Shi Hongtao

Mr. Shi started his investment banking and investment trading career in the financial services industry on Wall Street, New York, where he has worked for over 10 years. Prior to founding Prestige Capital in 2006, Mr. Shi was a Director at Prudential Financial and New York JB Oxford & Co., and worked as managing director in Pacific Untied, Inc. He brings to his role strong insight into technology, media, and telecom (TMT), environmental protection, healthcare, new materials and consumer industries, built form rich experience in global capital markets and transactions in the financial services industry on Wall Street.

Mr. Shi has successfully invested and operated nearly 10 listing cases., for example the listing of China Advanced Construction Materials Group, Inc. One listing case was a real estate investment company, which was managed by Mr. Shi and was acquired by a well-known listed real estate company at the price of over HK$1 billion. He has unique professional insights and rich experience on Chinese enterprises overseas listing, M&A and other cross-border capital operation. Mr. Shi graduated from Central University of Finance and Economics and Towson University and received his EMBA degree from New York University.

●	Mr. Sze Chi Tak

Mr. Sze is a successful businessman and has abundant experience in investing and valuing properties in Asia since 1996. During the past twenty years, Mr. Sze has been actively investing and managing residential and commercial property projects in Hong Kong, Macau, and the People's Republic of China. In addition to his investment experience in real estate projects in Asia, Mr. Sze is also experienced in securities investment.

For the purposes of this Memorandum, the address of all the Directors is the registered office of the Fund.

Retirement of Directors

The Articles do not stipulate a retirement age for the Directors nor do they provide for retirement of the Directors by rotation. The Directors may at any time elect to appoint another person to serve as a Director or to fill a vacancy.

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Liability of Directors

The Articles provide that no Director will be liable to the Fund for any loss or damage in carrying out his functions unless that loss or damage arises through the actual fraud, wilful default or gross negligence of such Director. Each Director is entitled to be indemnified out of the assets of the Fund against any and all liabilities, actions, proceedings, claims, demands, costs, damages and expenses (including any legal expenses) whatsoever incurred by him as a result of any act or failure to act in carrying out his functions. However, a Director will not be indemnified for any liabilities, actions, proceedings, claims, demands, costs, damages or expenses that he incurs due to his own actual fraud, wilful default or gross negligence.

Insurance

The Fund may purchase and maintain insurance for the benefit of any person who is or was a Director.

Manager

The Fund has appointed Prestige Global Asset Management Limited to act as manager of the Fund pursuant to an agreement between the Fund and the Manager (the Management Agreement). The Manager is an exempted company incorporated with limited liability in the Cayman Islands.

Under the Securities Investment Business Law of the Cayman Islands, a person acting as an investment manager is not required to be licensed if it carries on such business exclusively (whether directly or indirectly) for sophisticated persons or high net worth persons. The Manager intends to manage its business in such a way that it is not required to be licensed and accordingly is not subject to regulation by CIMA.

The current principals of the Manager are Mr. Shi Hongtao and Mr. Sze Chi Tak, whose biography appears under “Board of Directors” above.

Management Agreement

Pursuant to the Management Agreement, the Manager is appointed to act as the manager in respect of the Fund subject to the overall control and supervision of the Directors and to appoint the Investment Advisor as investment advisor in respect of the Fund to manage and invest the Fund, on a discretionary basis, in pursuit of the Articles and the Memorandum of the Fund and subject to the terms of the Investment Advisory Agreement (as defined below) or as otherwise stipulated by the Directors, from time to time, until such appointment shall be terminated. The Manager has a duty to do the following things:

(a)	borrow or raise monies for the account of the Fund, and, from time to time without limitation as to amount or manner and time of repayment, issue, accept, endorse and execute promissory notes, drafts, bills of exchange, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness;

(b)	open, maintain and close bank accounts, brokerage accounts and custody accounts in the name of the Fund and, subject to compliance with applicable laws and regulations, give instructions with respect to such accounts;

(c)	do any and all acts on behalf of the Fund, and exercise all rights of the Fund, with respect to its interest in any person, firm, corporation or other entity, including, without limitation, the voting of shares, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other like or similar matters;

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(d)	lend, with or without security, any of the investments, funds or other property of the Fund;

(e)	organize one or more corporations formed to hold record title, as nominee for the Fund, to investments or funds attributable to the Fund;

(f)	engage personnel (whether part-time or full-time), lawyers and independent accountants, analysts, traders, or such other persons with respect to the Fund as the Manager may deem necessary or advisable;

(g)	select brokers and accept soft dollars from such brokers in accordance with applicable laws regulations and codes of conduct;

(h)	to do such other acts as the Manager may deem necessary or advisable in connection with the maintenance and administration of the Fund, including without limitation, communicating with investors and potential investors in each of the Fund, preparing or causing to be prepared reports, financial statements and other communications with investors;

(i)	permit, where the Manager deems appropriate, the acceptance of late subscription requests and funds; and

(j)	authorize any employee or other agent of the Manager or agent or employee of the Fund to act for and on behalf of the Fund in all matters incidental to the foregoing.

The Manager may delegate any of its powers under the Management Agreement to any other person or persons as the Manager considers appropriate.

The Management Agreement provides that neither the Manager nor any of its directors, officers, employees or shareholders shall be liable in respect of the gross negligence, wilful default or fraud of any person, firm or company through which transactions in Investments are effected for the Fund, of any custodians or any other party having custody or possession of the Fund from time to time, or of any clearance or settlement system and the Manager shall not be liable for any loss in connection with the Management Agreement unless such loss or damage is due to the gross negligence, wilful default or fraud of the Manager. The Management Agreement provides further that the Fund shall indemnify the Manager and each of its directors, officers, employees and shareholders, out of the assets of the Fund, against any and all liabilities, obligations, losses, damages, suits and expenses which may be incurred by or asserted against the Manager in its capacity as Manager of the Fund other than those resulting directly or indirectly from the Manager’s gross negligence, wilful default or fraud, in each case out of the assets of the Fund.

The Management Agreement may be terminated by either party on not less than ninety (90) days’ written notice and, in certain circumstances, may be terminated immediately. The Management Agreement is governed by the laws of the Cayman Islands.

Investment Advisor

Prestige Asset Management Limited has been appointed to provide asset management services in respect of the Fund pursuant to an agreement between the Manager and the Investment Advisor (Investment Advisory Agreement). The Investment Advisor is a company incorporated with limited liability in Hong Kong.

The Investment Advisor is licensed for type 9 (asset management) regulated activities by the Securities and Futures Commission under the Securities and Futures Ordinance of Hong Kong.

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The key personnel of the Investment Advisor are Mr. Leung Ka Yee Andrew and Ms. Chan Yin Bing, whose biography appears under “Responsible Officer” below:

The current responsible officers are:

Mr. Leung Ka Yee Andrew joined Prestige Asset Management Limited as managing director and is the Responsible Officer holding the licences of SFC Regulated Activities Type 4 & 9 (Advising on Securities & Asset Management). He leads the business development & marketing of asset management department and he is responsible for the management and daily operation of the Fund. He has accumulated wideranging experience in managing hedge funds, allocating asset across countries and sectors, conducting in-depth research and formulating complicated trading strategies. Before joining the Investment Advisor, he was a portfolio manager of a global long-short hedge fund at Aria Capital Limited. He also worked as a senior research analyst in Global Event Arbitrage Fund at Everbright Capital Management Limited and as an industrial research analyst at Piper Jaffray (Hong Kong). Andrew graduated from the Chinese University of Hong Kong with an engineering degree, and earned an Master of Business Administration from the Hong Kong University of Science and Technology.

Ms. Chan Yin Bing Bonnie joined Prestige Asset Management Limited as a Responsible Officer holding the licences of SFC Regulated Activities Type 4 & 9 (Advising on Securities & Asset Management). Ms. Chan Yin Bing Bonnie worked in the credit and bills department of the Toronto Dominion Bank (Canada). After returning to Hong Kong, she joined a listed asset management company as senior manager responsible for asset management of individual and corporate clients. She also worked with private banks to manage assets for high net worth clients and arranged group insurance benefits for a US listed multi-national company. Bonnie graduated from York University (Canada) with a double major in Economic and Psychology (Hon). She is also a certified financial planner (CFP).

investment advisor Agreement

Pursuant to the Investment Advisory Agreement, the Investment Advisor has discretion and authority to buy, sell (including without limitation short sales), retain, convert, execute, exchange or otherwise deal in Investments, borrow securities, incur indebtedness, make deposits, subscribe to issues and offers for sale of, and accept placings, underwritings and sub-underwritings, of any Investments, effect transactions whether or not on any recognised market or exchange and whether or not frequently traded on any such market or exchange (including, without limitation, derivatives, transactions, repurchase and reverse repurchase transactions, and securities lending transactions), negotiate, settle and sign on behalf of the Fund account opening and any other documentation required to be so negotiated, settled or signed in connection with the execution of transactions in relation to the Fund by the Investment Advisor and otherwise act as the Investment Advisor judges appropriate in relation to the management and investment of the Fund. The Investment Advisor shall have discretion to negotiate, settle and arrange for signing on behalf of the Fund account opening documentation, provided that copies of such documentation are provided to the Fund prior to signing.

The Investment Advisory Agreement provides that the Investment Advisor shall not be liable for any loss howsoever arising directly or indirectly out of or in connection with the performance by the Investment Advisor of its duties and obligations under the Investment Advisory Agreement unless such loss or damage is due to the gross negligence, wilful default or fraud of the Investment Advisor. The Investment Advisory Agreement provides further that the Manager shall indemnify the Investment Advisor and each of its members, officers and employees (each an “Indemnified Person”), out of the assets of the Manager, against any and all liabilities, obligations, losses, damages, suits and expenses which may be incurred by or asserted against the Investment Advisor in its capacity as Investment Advisor of the Fund and against any other Indemnified Person other than those resulting from the gross negligence, wilful default or fraud on the part of the Investment Advisor or that of an Indemnified Person.

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The Investment Advisory Agreement may be terminated by any party on not less than ninety (90) days’ written notice and in certain circumstances may be terminated immediately. The Investment Advisory Agreement is governed by the laws of Hong Kong.

Administrator

The Fund has appointed Equinoxe Alternative Investment Services (Bermuda) Limited to act as administrator of the Fund pursuant to an agreement between the Fund and the Administrator (the Administration Agreement).

Pursuant to the Administration Agreement, the duties of the Administrator includes:

(i)	keeping the register of Shareholders of the Fund (the “Register”) and for all other duties incidental thereto in accordance with applicable statutory provisions;

(ii)	arranging for the issue, transfer, allotment, conversion, redemption and/or purchase of Participating Shares, including receiving Subscription Agreements and Redemption Notices, reviewing the information contained in the Subscription Agreement and determining that such documents have been properly and fully completed, and entered on the Register all issues, allotments, transfers, conversions, redemptions and/or purchases of Participating Shares including pursuant to all provisions of this Memorandum and the Articles;

(iii)	taking or procuring that there are taken reasonable and proper precautions for the safe custody of the Register, the seal (if any) and of the share certificates (if any) of the Fund held by the Administrator pending issue, of share certificates (if any) tendered for exchange, replacement, conversion, redemption or transfer by the holders thereof, of cancelled share certificates (if any) held by the Administrator, of share transfer forms tendered to the Administrator and of all other documents held by it in performance of its duties hereunder;

(iv)	in accordance with the provisions of the Memorandum and the Anti-Money Laundering Legislation, carry out such checks and request such documentation as may be necessary to verify the identity and status of any Shareholder; retain sufficient information on file to verify the identity of all Shareholders for such period that may be required by Bermuda law but not less than 6 years, following the final redemption of the relevant Shareholder’s investment; and promptly supply to the Fund with copies of all documentation and information held on file relating to each Shareholder in the event of any court order or enquiry from the legal or regulatory authorities in Bermuda or any competent jurisdiction or reasonably required by the Fund in order to enable the Fund to comply with its obligations to ensure compliance with applicable Anti-Money Laundering Legislation. The administrator is also responsible for the administration of subscription and redemption of shares and will perform necessary Anti Money Laundering checking. The Fund hereby acknowledges that the Administrator is under no obligation to process subscription or redemption requests unless the Administrator is satisfied that the identity of each investor has been sufficiently evidenced in accordance with the requirements of the Anti-Money Laundering Legislation. The Administrator acknowledges that the Fund is relying on the Administrator to carry out the checks and request such documentation as may be necessary to comply with the Prospectus and the Anti-Money Laundering Legislation and warrants that it will carry out such duties in accordance with the Anti-Money Laundering Legislation in Bermuda;

(v)	receiving, recording and dealing with powers of attorney, dividend mandates, vesting orders, certificates of marriage or death, notices of change of name and other documents affecting the title to Participating Shares or any dividends payable upon Participating Shares or affecting the Register in accordance with the Administrator's normal practice or in accordance with proper instructions as set out in the Administration Agreement;

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(vi)	upon acceptance of each subscription for Participating Shares by the Fund dealing with the related proceeds (as consideration for such subscription) into any subscription account opened and maintained by the Administrator on behalf of the Fund;

(vii)	in the event that Participating Share certificates are issued, preparing on behalf of the Fund new Participating Share certificates and balance certificates and procure that certificates for Participating Shares shall be issued or cancelled only in accordance with proper instructions as set out in the Administration Agreement and in the case of the issue of Participating Shares only after satisfying itself that the Fund has received from all applicants all payments due in respect of such issue;

(viii)	in the event that Participating Shares are issued in uncertificated form, issuing a notice on a timely basis to each Shareholder evidencing that Participating Shares have been issued, but only after satisfying itself that the Fund has received from the relevant applicant all payments due in respect of such issue;

(ix)	preparing on and in accordance with proper instructions as set out in the Administration Agreement within the timescales prescribed in this Memorandum and subject to being satisfied that sufficient monies are available, issuing warrants or payment of redemption moneys on redemption of Participating Shares or arranging for payment of dividends or such redemption moneys to or in accordance with the instructions of the Shareholders and notifying the Fund of the amounts and warrants for payments so made;

(x)	dispatching all such circulars, notices of meetings, financial statements and other written material to all persons entitled to receive the same as necessary under the Articles or as the Fund may require;

(xi)	dealing with and answering all correspondence for or on behalf of the Shareholders of the Fund relating to the functions of the Administrator under the Administration Agreement;

(xii)	determining in accordance with the method of calculation agreed upon by the Fund and pursuant to proper instructions as set out in the Administration Agreement, any performance or incentive fee payable to the Manager and any accrual in relation thereto and determining in the name and on behalf of the Fund as of each valuation point the Net Asset Value and the Net Asset Value per Share in accordance with this Memorandum and in accordance with the information supplied to it by or on behalf of the Fund and the Custodian;

(xiii)	in accordance with the Articles and under the supervision of the Directors of the Fund, the Administrator shall be responsible for performing all financial and accounting duties and functions necessary or appropriate in connection with the activities of the Fund including the following:

i.	calculating the Net Asset Value of the Fund and Class and the Net Asset Value per Share of each Class and the subscription and redemption prices per Share of each Class in accordance with the methodology contained within the Prospectus or as directed by the Directors by way of proper instructions as set out in the Administration Agreement from time to time;

ii.	preparing, maintaining and arranging for the safekeeping of all customary financial and accounting books and records in appropriate form and in sufficient detail to support an annual independent audit of the financial condition of the Fund;

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iii.	liaising with the Custodian with respect to the payment of all fees and expenses, taxes, government license and filing fees and all other costs and expenses incurred for the account of the Fund (other than transaction costs and related expenses arising in connection with the Fund’s investment programme); and

iv.	assisting and liaising with the Auditors with respect to the audit of the financial statements for each financial year of the Fund (or as may otherwise be agreed) so as to enable the auditors to complete the annual or other audit of the Fund;

(xiv)	at the request of the Fund providing details of participation by plans in the Fund pursuant to the information provided by each Shareholder in the Subscription Agreement; and

(xv)	when necessary, in accordance with instructions from the Fund, further to a written resolution of the Directors, deploying payments in relation to fund investments prior to the contracted dealing day.

According to the Administration Agreement, the Administrator may appoint any affiliate to perform any of its duties under the Administration Agreement (including in such appointment powers of sub-delegation). The Administrator will be liable for the acts and omissions of the affiliate in connection with the Administration Agreement and any other entity to which it has delegated any of its duties and/or functions under the Administration Agreement. The fees and other remuneration of any such affiliate will be paid by the Administrator.

The Administrator shall not, in the absence of negligence, wilful default or fraud on its part or on the part of an associated person be liable for any loss, damage or expense incurred by the Fund arising out of or in connection with the performance (or failure to perform) by the Administrator or its associated persons of its duties under or pursuant under the Administration Agreement. To the fullest extent permitted by applicable law and notwithstanding any other provision of the Administration Agreement, the Administrator excludes all liability arising out of or in connection with the Administration Agreement, whether in contract (including under any indemnity), in tort (including negligence), under a warranty, under statute, by means of strict liability or under any other legal theory for indirect, prospective, speculative, exemplary, consequential or punitive damages or losses of any kind whatsoever, regardless of the form of action, and regardless of whether the Administrator was advised of the possibility of such losses or such losses or damages were foreseeable and these shall include but shall not be limited to loss of profits, loss of revenue, loss of savings (actual or anticipated) and loss of goodwill. In any case, the Administrator’s liability will always be limited to a maximum of two years’ worth of fees.

The Fund shall indemnify and keep indemnified on a full indemnity basis, and shall hold harmless, the Administrator and its associated persons from and against any and all claims which may be made or brought against or suffered or incurred by the Administrator or its associated persons arising out of or in connection with the performance of the Administrator’s duties hereunder, except where, and to the extent that, such claims result directly from the negligence, wilful default or fraud on the part of the Administrator or any associated person in the performance of its obligations pursuant to the Administration Agreement.

The Administrator shall have no liability for the failure by the Fund to adhere to any investment objective, investment policy, investment restrictions, borrowing restrictions, operating guidelines or other restrictions established for or imposed upon the Fund.

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Custodian

Since the Fund will only invest in Underlying Funds, the custodian will be the bank where the Fund open an account for custody of the cash of the Fund.

If the Underlying Funds dissolve and the securities held by the Underlying Funds are distributed in kind to the Fund, the Fund may appoint a custodian to hold any such securities temporarily until such securities can be realised. The fees of any such custodian would be expected to be in line with current market rates.

Distributor

The Fund and/or the Manager may appoint one or more distributors or placement agents to solicit subscriptions for Participating Shares. Such distributors or placement agents may charge a subscriber for Participating Shares, whose subscription they have solicited, a fee of up to 5 per cent of the Subscription Amount (which should be payable in addition to any Subscription Amount) or may share in the fees payable to the Manager. If any such distribution or placement fee is paid to the Fund, the Fund will pay it to the Manager for distribution to the relevant distributor or placement agent.

Change of service providers

The Directors may, at any time, change any of the service providers referred to above, agree different contractual terms with any of them, and/or appoint additional or alternative service providers, in each case without prior notice to, or the agreement of, Shareholders.

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Fees and Expenses

Fees payable to the Manager

Management Fee

The Fund will pay the Manager a Management Fee as specified in the relevant Appendix.

The Management Fee will be payable in US Dollars monthly in arrears. If the Manager is not acting as Manager for an entire month, the Management Fee payable for such month will be prorated to reflect the portion of such month in which the Manager is acting as such.

The Management Fee will be paid to the Manager as soon as reasonably practicable after the end of each month. The Manager may waive or reduce such Management Fee, either generally or in any particular case.

Performance Fee

Performance Fee is calculated on a share-by-share basis so that each Participating Share attributable to the Fund is charged a Performance Fee that is fairly attributable to that Participating Share’s performance. This method of calculation ensures that: (i) any Performance Fee paid to the Manager is charged only to those Participating Shares which have appreciated in value above the Peak Net Asset Value per Share; (ii) all holders of Participating Shares of the same Class have the same amount of capital per Participating Share at risk in the Fund; and (iii) all Participating Shares of the same Class have the same Net Asset Value per Share.

For each Calculation Period, the Performance Fee in respect of each Participating Share will be equal to the Relevant Percentage as specified in the relevant Appendix. The Performance Fee in respect of each Calculation Period will be calculated by reference to the Net Asset Value per Share before deduction for any accrued Performance Fee. The Performance Fee will be calculated as at each Valuation Day.

The Performance Fee will be paid to the Manager in arrears as soon as reasonably practicable after the end of each Calculation Period. The Manager may waive or reduce such Performance Fee, either generally or in any particular case.

If Participating Shares are redeemed during a Calculation Period, the Performance Fee in respect of such Participating Shares will be calculated as though the relevant Redemption Day was the end of a Calculation Period. An amount equal to any Performance Fee in respect of such Participating Shares will be paid to the Manager as soon as reasonably practicable after the relevant Redemption Day. In the event of a partial redemption, Participating Shares will be treated as redeemed on a first in, first out basis for the purpose of calculating the Performance Fee.

If the Management Agreement is terminated during a Calculation Period, the Performance Fee in respect of the then current Calculation Period will be calculated and paid as though the date of termination were the end of the relevant Calculation Period.

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Adjustments

If a subscriber subscribes for Participating Shares at a time when the Net Asset Value per Share of the relevant Class is other than the Peak Net Asset Value per Share of that Class, certain adjustments will be made to reduce inequities that could otherwise result to the subscriber or to the Manager.

(a)	If Participating Shares are subscribed for at a time when the Net Asset Value per Share is less than the Peak Net Asset Value per Share of the relevant Class, the subscriber will be required to pay a Performance Fee with respect to any subsequent appreciation in the value of those Participating Shares. With respect to any appreciation in the value of those Participating Shares from the Net Asset Value per Share at the date of subscription up to the Peak Net Asset Value per Share, the Performance Fee will be charged at the end of each Calculation Period by Performance Fee Redemption. An amount equal to the aggregate Net Asset Value of the Participating Shares so redeemed will be paid as a Performance Fee. The Fund will not be required to pay to the Shareholder the redemption proceeds of the relevant Participating Shares, being the aggregate par value thereof.

Performance Fee Redemptions are employed to maintain a uniform Net Asset Value per Share of each Class. As regards the Shareholder’s remaining Participating Shares of the relevant Class, any appreciation in the Net Asset Value per Share of those Participating Shares above the Peak Net Asset Value per Share of that Class will be charged a Performance Fee in the manner described above. If a Shareholder redeems Participating Shares during a Calculation Period and an adjustment in accordance with the principles of this paragraph (a) is required in relation to such Participating Shares, such adjustment shall be deducted from the redemption proceeds and will be paid to the Manager.

(b)	If Participating Shares are subscribed for at a time when the Net Asset Value per Share is greater than the Peak Net Asset Value per Share of the relevant Class, the subscriber will be required to pay an amount in excess of the then current Net Asset Value per Share of that Class equal to the Relevant Percentage of the difference between the then current Net Asset Value per Share of that Class (before accrual for the Performance Fee) and the Peak Net Asset Value per Share of that Class (an Equalisation Credit). At the date of subscription the Equalisation Credit will equal the Performance Fee per Participating Share accrued with respect to the other Participating Shares of the same Class (the Maximum Equalisation Credit).

The Equalisation Credit is payable to account for the fact that the Net Asset Value per Share has been reduced to reflect an accrued Performance Fee to be borne by existing Shareholders; it serves as a credit against the Performance Fee that might otherwise be payable out of the assets of the Fund but that should not, in fairness, be charged against the Shareholder making the subscription because, as to such Participating Shares, no favourable performance has yet occurred. The Equalisation Credit ensures that all holders of Participating Shares of the same Class have the same amount of capital at risk per Participating Share.

The Equalisation Credit will be at risk in the Fund and will appreciate or depreciate based on the performance of the Participating Shares of the relevant Class subsequent to the issue of the relevant Participating Shares, but will never exceed the Maximum Equalisation Credit. In the event of a decline as at any Valuation Day in the Net Asset Value per Share of those Participating Shares, the Equalisation Credit will be reduced by an amount equal to the Relevant Percentage of the difference between the Net Asset Value per Share (before accrual for the Performance Fee) at the date of issue and as at that Valuation Day. Any subsequent appreciation in the Net Asset Value per Share of the relevant Class will result in the recapture of any reduction in the Equalisation Credit but only to the extent of the previously reduced Equalisation Credit up to the Maximum Equalisation Credit.

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At the end of each Calculation Period, if the Net Asset Value per Share (before accrual for the Performance Fee) exceeds the Peak Net Asset Value per Share of the relevant Class, that portion of the Equalisation Credit equal to the Relevant Percentage of the excess, multiplied by the number of Participating Shares of the relevant Class subscribed for by the Shareholder, will be applied to subscribe for additional Participating Shares of the relevant Class for the Shareholder. Additional Participating Shares of the relevant Class will continue to be so subscribed for at the end of each Calculation Period until the Equalisation Credit, as it may have appreciated or depreciated in the Fund after the original subscription for Participating Shares was made, has been fully applied.

If the Shareholder redeems Participating Shares before the Equalisation Credit (as adjusted for depreciation and appreciation as described above) has been fully applied, the Shareholder will receive additional redemption proceeds equal to the Equalisation Credit then remaining multiplied by a fraction, the numerator of which is the number of Participating Shares of the relevant Class being redeemed and the denominator of which is the number of Participating Shares of that Class held by the Shareholder immediately prior to the redemption in respect of which an Equalisation Credit was paid on subscription.

General

The Manager may waive, reduce or rebate the Management Fee and/or Performance Fee with regard to certain Shareholders that are directors, officers, employees, affiliates or connected persons of the Manager and/or the Investment Advisor or are deemed strategic investors. Any reduction of the Management Fee or Performance Fee, or both, may be effected by capitalising an amount equal to the amount of that reduction or rebate and applying that amount to purchase further Participating Shares of the relevant Class for that Shareholder.

Fees payable to the Investment Advisor

The Manager will be responsible for payment of the Investment Advisor’s fees and expenses. The Investment Advisor will not receive any compensation out of the assets of the Fund.

Administration fees

The Administrator will receive a fee from the Fund for providing administration services of up to 0.045 per cent per annum of the Net Asset Value of the Fund, calculated as at each Valuation Day and payable monthly in arrears, subject to a minimum annual fee of US$22,200.

The Administrator will also be entitled to various transaction and processing fees and to be reimbursed for all out of pocket expenses properly incurred by it in the performance of its duties.

custodian fees

Since the Fund will only invest in the Underlying Funds, the custodian will be the bank or banks with whom the Fund may open an account for custody of the cash of the Fund. The aforesaid account will require the Fund to maintain a minimum average daily balance as agreed from time to time between the Fund and the relevant bank. The bank may change the aforesaid minimum balance and its charge and fees at its sole discretion and the Fund will not inform the Shareholders of such changes. Such fees and charges will be deducted from the relevant inward payment and outward payment respectively.

If the Underlying Funds dissolve and the securities held by the Underlying Funds are distributed in kind to the Fund for the account of the Fund, the Fund may appoint a custodian to hold any such securities temporarily until such securities can be realised. The fees of any such custodian would be expected to be in line with current market rates.

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Fees payable to the Directors

The remuneration of the Directors is determined by a resolution of the Directors. All the Directors have, however, waived their entitlement to directors’ fees until further notice. The Directors may be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Fund, or in connection with the business of the Fund.

Expenses

Preliminary Expenses

The Fund will pay the costs and expenses of, and incidental to, the initial offering of Participating Shares out of the proceeds of the initial issue of Participating Shares. Such costs and expenses include those relating to the establishment of the Fund in the Cayman Islands, the negotiation and preparation of the contracts entered into by the Fund and the fees and expenses of professional advisers.

These preliminary expenses are estimated to be approximately US$100,000 and will be amortised on a straight line basis over a period of three (3) years from the initial issue of Participating Shares. The Directors may shorten the period over which such expenses are amortised. Under IFRS, establishment costs should be expensed as incurred and amortisation is not consistent with IFRS. However, the Directors believe that the amortisation of establishment costs is more equitable and are of the opinion that the departure from IFRS is unlikely to be material to the overall financial statements of the Fund. To the extent that the preliminary expenses policy adopted in respect of the Fund deviates from IFRS, certain adjustments may be made in the financial statements of the Fund in order to comply with IFRS.

Operating Expenses

The Fund will bear all expenses related to its investment programme, including (i) brokerage commissions, (ii) expenses related to buying and selling securities, including any issue or transfer taxes chargeable in connection with any securities transactions, (iii) interest on borrowings, including borrowings from banks, (iv) expenses incurred by the Manager in connection with the Fund, and (v) fees and expenses of any custodian, escrow agent and other investment related service providers appointed by the Fund.

The Fund will also bear expenses incurred in connection with its operations including (i) fees and expenses of service providers, advisers and consultants, (ii) the Management Fee and Performance Fee, (iii) indemnification expenses and the cost of insurance against potential indemnification liabilities, (iv) legal, administrative, accounting, tax, audit and insurance expenses, (v) all registration fees, taxes and corporate fees payable to any relevant government, agency or regulatory authority, (vi) expenses with respect to investor communications, including marketing expenses, expenses of meetings of Shareholders and costs of preparing, printing and distributing financial statements and other documents, (vii) Directors’ fees (if any) and expenses, and (viii) litigation or other extraordinary expenses.

The Fund will also indirectly bear its pro rata share of each Underlying Fund’s operating expenses and costs which are expected to be of the nature described above.

Prestige Global Allocation Fund	24

Subscriptions

Subscription price and issuance

Participating Shares are being offered for subscription during the Initial Offer Period at a fixed price of US$1,000 per Share.

Following the close of the Initial Offer Period, Participating Shares will be available for subscription on each Subscription Day at the relevant Subscription Price. The Subscription Price will be equal to the Net Asset Value per Share of the relevant Class as at the Valuation Day immediately preceding the Subscription Day on which the application is effective.

Subscription fee

A subscriber for Participating Shares may be required to pay a Subscription Fee of a percentage of the Subscription Amount as specified in the relevant Appendix. The Subscription Fee will be paid to the Manager. The Manager may waive or reduce such Subscription Fee, either generally or in any particular case.

Minimum investment

The minimum initial investment per subscriber is as specified in the relevant Appendix in respect of each Class of Participating Shares (inclusive of any Subscription Fee). The Directors may waive or reduce the minimum initial investment either generally or in any particular case.

The minimum amount of any subsequent subscription is as specified in the relevant Appendix in respect of each Class of Participating Shares (inclusive of any Subscription Fee) or such lesser amount as the Directors may determine, either generally or in any particular case.

Eligible Investors

Each subscriber for Participating Shares will be required to represent and warrant that, amongst other things (i) it is able to acquire and hold Participating Shares without breaching the law or requirements of any country, regulatory body or government authority, (ii) it has the knowledge, expertise and experience in financial matters to evaluate the risks associated with investing in the Fund, (iii) it is aware of the risks inherent in investing in the types of assets in which the Fund will invest and the method by which these assets will be held and/or traded, and (iv) it can bear the loss of its entire investment in the Fund.

Participating Shares will not be issued or transferred to any person in circumstances which, in the opinion of the Directors, would or may cause an undue risk of adverse tax, regulatory or other consequences to the Fund or any Shareholders.

Participating Shares will not be issued to, and may not be transferred to, any US Person except with approval from the Directors.

Payment

Payment for Participating Shares must be made in cash, by electronic transfer in immediately available funds (net of bank charges), in the Dealing Currency of the Class being subscribed for. In the event that subscription monies are received in any currency other than the relevant Dealing Currency, conversion into the relevant Dealing Currency will be arranged by the Fund at the risk and expense of the subscriber. Any bank charges incurred in respect of electronic transfers will be deducted from the subscription monies and only the net amount will be invested in Participating Shares. No cheques will be accepted by the Administrator.

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All subscription monies must originate from an account held in the name of the subscriber. No third party payment will be permitted except with special approval from the Directors. Interest on subscription monies will accrue to the Fund.

If timely settlement is not made, an application may lapse and be cancelled. In such circumstances, the Fund has the right to bring an action against the defaulting subscriber to obtain compensation for any loss directly or indirectly resulting from the failure by the subscriber to make good settlement by the settlement date.

Subscription procedure

Subscribers for Participating Shares during the Initial Offer Period must send their completed Subscription Agreement, together with any supporting documents, so as to be received by the Administrator by no later than 5:00 p.m. (Hong Kong time) on the Business Day which is ten (10) Business Days before the last Business Day of the Initial Offer Period. Subscription monies must be sent by electronic transfer so that cleared funds are received in the bank account of the Fund by no later than 5:00 p.m. (Hong Kong time) on a day not less than five (5) Business Days of the Initial Offer Period.

After the Initial Offer Period, subscribers for Participating Shares and Shareholders wishing to apply for additional Participating Shares must send their completed Subscription Agreement, together with any supporting documents, so as to be received by the Administrator by no later than 5:00 p.m. (Hong Kong time) on the Business Day which is ten (10) Business Days before the applicable Subscription Day. Subscription monies must be sent by electronic transfer so that cleared funds are received in the bank account of the Fund by no later than 5:00 p.m. (Hong Kong time) on a day not less than five (5) Business Days (inclusive of the day when payment is received) prior to the applicable Subscription Day.

Once a completed Subscription Agreement has been received by the Administrator it is irrevocable. Subscription Agreements received late or late cleared funds may be held over until the next Subscription Day and Participating Shares, if issued, will then be issued at the Subscription Price applicable on that next Subscription Day, although the Administrator may, under direction from the Investment Advisor, allow late cleared funds.

The Directors may waive the requirements specified above, either generally or in any particular case. Unless the Directors determine otherwise, if the completed Subscription Agreement and subscription monies in cleared funds are not received by the applicable time referred to above, the application will be held over to the Subscription Day following receipt of the outstanding documentation and/or subscription monies, as the case may be. Participating Shares will then be issued at the relevant Subscription Price on that Subscription Day.

Subscription Agreements may be sent by facsimile or email provided the original follows promptly. None of the Directors, the Fund or the Administrator accept any responsibility for any loss arising from the non-receipt or illegibility of any Subscription Agreement sent by facsimile or email, or for any loss caused by or as a result of any action taken in connection with facsimile or email instructions believed in good faith to have originated from properly authorised persons.

Unless otherwise directed by the Directors, once a completed Subscription Agreement has been received by the Administrator it is irrevocable.

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The Fund may reject any application in whole or in part and without giving any reason for doing so. If an application is rejected, the subscription monies paid, or the balance thereof in the case of a partial rejection, will be returned (without interest) as soon as practicable to the account from which the subscription monies were originally remitted. Any costs incurred in returning the subscription monies will be borne by the subscriber.

A Subscription Fee may be payable, details of which are set out in the relevant Appendix.

Issue of Participating Shares

Written confirmation detailing the Participating Shares which have been issued will be sent to successful subscribers as soon as practicable after the close of the Initial Offer Period or the relevant Subscription Day, as the case may be.

Participating Shares subscribed for during the Initial Offer Period will be issued on the Business Day immediately after the close of the Initial Offer Period. Participating Shares subscribed after the Initial Offer Period are deemed to be issued on the relevant Subscription Day.

Participating Shares will be issued to three decimal places. Any smaller fraction of a Participating Share that would otherwise arise will be rounded down, with the relevant subscription monies being retained for the benefit of the Fund.

Prevention of money laundering

To ensure compliance with applicable requirements relating to anti-money laundering and anti-terrorism initiatives, the Fund, or the Administrator on behalf of the Fund, will require such information and documentation as it considers necessary to verify the identity and/or source of wealth of each subscriber. In the event of delay or failure by the subscriber to produce any information required for verification purposes, the application may be refused or there may be a delay in processing the application. None of the Fund, the Manager, the Investment Advisor, the Administrator or their respective delegates, agents and affiliates will be liable for any loss suffered by a subscriber arising as a result of any such refusal or a delay.

By subscribing for Participating Shares, a subscriber consents to the disclosure of any information provided by the subscriber to government agencies, regulatory bodies and other relevant persons in connection with anti-money laundering requirements and similar matters. Such disclosure may be made by the Fund, the Manager, the Investment Advisor, the Administrator or their delegates, agents or affiliates.

Each subscriber will be required to make such representations as may be required by the Fund in connection with its anti-money laundering programmes. Such representations will include representations that the subscriber is not a prohibited country, territory, individual or entity listed on the United States Department of Treasury’s Office of Foreign Assets Control (OFAC) website and that it is not directly or indirectly affiliated with any country, territory, individual or entity named on an OFAC list or prohibited by any OFAC sanctions programmes. Each subscriber will also be required to represent that subscription monies are not directly or indirectly derived from activities that may contravene relevant laws and regulations, including Anti-Money Laundering Legislation.

If, as a result of any information or other matter which comes to his or her attention during the course of his or her business, trade, profession or employment, any person resident in the Cayman Islands (including the Fund) knows or suspects that a payment to the Fund (by way of subscription or otherwise) constitutes or is derived from the proceeds of crime, such person is required to report such knowledge or suspicion pursuant to the Proceeds of Crime Law (2014 Revision) of the Cayman Islands. Such a report shall not be treated as a breach of any restriction upon the disclosure of information imposed by law or otherwise.

Form of Participating Shares

All Participating Shares will be issued in registered form, meaning that a Shareholder’s entitlement will be evidenced by an entry in the register of members of the Fund and not by a certificate. No certificates will be issued unless the Directors determine otherwise.

A Participating Share may be registered in a single name or in up to four joint names. Where Participating Shares are registered in joint names, the joint holders may authorise the Fund to act upon the sole written instructions of any one of the joint holders in respect of the transfer or redemption of all or any of such Participating Shares. Unless so authorised, the Fund will only act upon the written instruction of all the joint holders.

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Redemption and Transfer

Procedure for the redemption of Participating Shares

Subject to any restrictions set out in this section and under “Net Asset Value - Suspensions” below, Participating Shares may be redeemed at the option of the Shareholder on any Redemption Day.

A Shareholder wishing to redeem its Participating Shares must send a completed Redemption Notice to the Administrator at the address specified in the Redemption Notice. The completed Redemption Notice must be received by no later than 5:00 p.m. (Hong Kong time) on a Business Day falling before the commencement of the relevant Redemption Period (or such shorter period as the Directors may permit, either generally or in any particular case) in respect of the relevant Redemption Day. Unless the Directors agree otherwise, any Redemption Notice received after this time will be held over and dealt with on the next relevant Redemption Day.

A Redemption Notice may be sent by facsimile or email but redemption proceeds will not be paid until the Administrator has received the original Redemption Notice. None of the Directors, the Fund or the Administrator accept any responsibility for any loss arising from the non-receipt or illegibility of any Redemption Notice sent by facsimile or email, or for any loss caused by or as a result of any action taken in connection with facsimile or email instructions believed in good faith to have originated from properly authorised persons.

If a Redemption Notice is received which would, if satisfied, result in the Shareholder retaining less than the Minimum Holding, the Directors may treat such Redemption Notice as a request for a partial redemption only up to the Minimum Holding or may redeem the Shareholder’s entire holding of Participating Shares. A request for a redemption of Participating Shares with an aggregate Net Asset Value of less than US$100,000 (or such lesser amount as the Directors may determine, either generally or in any particular case) will be refused and all redemptions must be integral multiples of US$10,000. Participating Shares of the relevant Class will be redeemed on a “first issued, first redeemed” basis.

Once a Redemption Notice has been received by the Administrator it may not be revoked by the Shareholder unless redemptions have been suspended in the circumstances set out in “Net Asset Value - Suspensions” below or the Directors otherwise agree.

Redemption price and redemption proceeds

The Redemption Price of a Participating Share will be equal to the Net Asset Value per Share of the relevant Class as at the Valuation Day immediately preceding the relevant Redemption Day. A redeeming Shareholder may receive additional redemption proceeds if an Equalisation Credit paid at the time of subscription has not been fully applied.

Redemption fee

No redemption fee will be charged on the redemption of Participating Shares.

Deferral of redemptions

While the Directors intend to remit redemption proceeds in accordance with the provisions of this Memorandum, the Directors may in their absolute discretion suspend or defer or delay payment of the Redemption Price in certain circumstances as described in the section headed “Net Asset Value - Suspensions” in this Memorandum , where necessary to comply with applicable law or regulation. These circumstances may include where receipt of the proceeds of realising investments is delayed or where one or more Underlying Funds is subject to Liquidity Constraints or where the realisation of investments held by the Fund in order to pay redemption proceeds is not considered by the Directors to be reasonably practicable or where doing so might seriously prejudice the non-redeeming Shareholders of the Fund (for instance because the price for such early realisation is reasonably believed to be materially less than that which would be received if the relevant asset or other investment or interest in an asset or other investment were held until an anticipated realisation event).

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In addition to the extent that the Fund, is subject to redemption restrictions on its investments in the Underlying Funds, the Directors may in their absolute discretion, impose redemption restrictions on Shareholders of this Fund.

Any such restriction will be proportional to the scale of redemption restriction imposed upon the Fund and will be made with the best interests of all Shareholders in this Fund in mind. Amongst those things which the Directors will consider is whether liquidation of the Fund’s investments in the Underlying Funds could:

(i)	adversely affect the Net Asset Value of the Fund;

(ii)	adversely affect the Fund’s allocation of the Underlying Funds assets, and

(iii)	increase the illiquidity of the Fund’s investments in the Underlying Funds.

In addition, and without prejudice to the foregoing general right to defer redemptions, if Redemption Notices are received in respect of any Redemption Day which, if satisfied in full, would result in redemptions in excess of the Redemption Gate, the Directors may limit redemptions to the Redemption Gate. Any such limitation will be applied on a pro rata basis amongst all Shareholders seeking to redeem Participating Shares on the relevant Redemption Day. Redemption Notices which are not satisfied in full will be carried forward to the next Redemption Day and will have priority over Redemption Notices received in respect of such Redemption Day. Participating Shares will be redeemed at the Redemption Price prevailing on the Redemption Day on which they are redeemed.

The Directors currently do not expect to exercise their power to defer redemptions or the settlement of redemption proceeds unless necessary to comply with applicable law or regulation or if they consider that Shareholders would otherwise be materially prejudiced.

Settlement

Payment of redemption proceeds will normally be made within 15 Business Days of the later of (i) the finalisation of the Redemption Price for the relevant Redemption Day, and (ii) the date on which the Administrator has received the original of the Redemption Notice and such other information and documentation as may be required. Payment will be made in the Dealing Currency of the Participating Shares being redeemed by direct transfer to an account in the name of the Shareholder. Any costs incurred in making the transfer will be borne by the Shareholder. No redemption proceeds will be paid to a third party. No interest will be paid to the Shareholder in respect of redemption proceeds.

A Shareholder may request that payment of redemption proceeds be made in a currency other than the relevant Dealing Currency. If the Directors permit payment in a currency other than the relevant Dealing Currency the cost of conversion will be deducted from the redemption proceeds.

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Redemptions in kind

The Fund aims to pay all redemption proceeds in cash. However, under circumstances of low liquidity or adverse market conditions or where the settlement of redemption proceeds by an Underlying Fund are settled in-kind, the Directors may pay redemption proceeds in whole or in part by the transfer of assets. The assets to be transferred will be valued as at the relevant Redemption Day, by reference to the valuation principles applied in the calculation of the Net Asset Value. Assets may be transferred directly to the redeeming Shareholder or may be transferred to a liquidating trust, account or entity and sold or otherwise realised for the benefit of the redeeming Shareholder. If assets are transferred to a liquidating trust, account or entity, the cash proceeds received by a redeeming Shareholder will reflect the value of the assets on the date on which they are sold or realised. The cost of operating the liquidating trust, account or entity and managing, selling or otherwise realising the assets will be deducted from the proceeds paid to the redeeming Shareholder.

Prevention of money laundering

Redemption proceeds will not be paid to a Shareholder until the Fund has received any outstanding information or documentation requested in connection with any applicable anti-money laundering requirements or similar matters. None of the Directors, the Manager, the Investment Advisor or the Administrator will be liable for any loss arising as a result of any delay in payment of any redemption proceeds if such information and documentation has not been provided by the Shareholder.

The Fund may refuse to pay redemption proceeds to a Shareholder if the Directors, the Manager, the Investment Advisor or the Administrator suspects or is advised that the payment of the redemption proceeds may result in a breach of any applicable laws or regulations in any relevant jurisdiction.

Rights following the Redemption Day

From the relevant Redemption Day, a redeeming Shareholder will be treated as a creditor for the redemption proceeds of the Participating Shares being redeemed (rather than a Shareholder). After the relevant Redemption Day, the redeeming Shareholder will have no rights as a Shareholder in respect of the Participating Shares being redeemed save for the right to receive the redemption proceeds and any dividend which has been declared in respect of the relevant Participating Shares prior to the relevant Redemption Day. The right of the redeeming Shareholder to receive the redemption proceeds and any such dividends shall rank ahead of the rights of the remaining Shareholders in the distribution of the surplus assets of the Fund on its liquidation.

Compulsory redemption

The Fund may, with or without cause and without giving any reason, redeem all or any of the Participating Shares held by a Shareholder on any day designated by the Directors by giving prior written notice to such Shareholder.

In particular, the Fund may redeem the Participating Shares held by a Shareholder if the Directors become aware that (i) the Shareholder has ceased to be an Eligible Investor, (ii) any representation, warranty, acknowledgement or undertaking given by the Shareholder to the Fund has ceased to be accurate in any material respect, (iii) any or all of the Underlying Funds are terminated or (iv) the continued holding of Participating Shares by the Shareholder would or may, in the opinion of the Directors, cause an undue risk of adverse tax, pecuniary, regulatory, legal or other consequences to the Fund or any other Shareholders. Shareholders are required to notify the Fund and the Administrator immediately if at any time they become aware that any of the above circumstances apply to them.

Where any fees, payment, withholding or deduction becomes payable by the Fund because of a particular Shareholder, the Fund may redeem a portion of such Shareholder’s Participating Shares in order to pay such amount. In such circumstances, the redemption proceeds may be paid directly by the Fund to the relevant third party and not paid to the Shareholder.

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Audit holdback

If a Shareholder redeems ninety (90) per cent or more of its Participating Shares, up to ten (10) per cent of the redemption proceeds may be held back pending completion of the next occurring annual audit. Promptly after completion of the audit, the balance, if any, of the amount to which such Shareholder is entitled after taking account of any adjustment made to the relevant Redemption Price as a result of the audit will be paid to such Shareholder. No interest will be paid in respect of redemption proceeds held back.

Transfer of Participating Shares

Participating Shares may not be transferred without the prior written consent of the Directors. The Directors may withhold their consent without giving any reason for doing so. Consent will not be given if, as a consequence of such transfer, the Participating Shares retained by the transferor or registered in the name of the transferee would be less than the Minimum Holding.

Shareholders wishing to transfer Participating Shares must complete a transfer request, which shall be in such form as the Directors may from time to time approve. The completed transfer request, duly stamped, if applicable, together with such evidence as the Directors may require to show the right of the transferor to make the transfer, must be sent to the Administrator. If the transferee is not already a Shareholder, it will be required to comply with all eligibility and identification requirements for a subscriber for Participating Shares.

The transfer will take effect upon the registration of the transferee in the register of Shareholders maintained by the Administrator.

The transferor and transferee will be responsible for paying any taxes, duties, imposts or levies payable on, or in consequence of, a transfer of Participating Shares.

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Net Asset Value

Determination of Net Asset Value

The Net Asset Value of the Fund and the Net Asset Value per Share of each Class will be calculated as at the Valuation Point on each Valuation Day.

For the purposes of determining the Net Asset Value of each Class, a separate accounting record will be established in the books of the Fund in respect of each Class. An amount equal to the proceeds of issue of each Participating Share will be credited to the record for the relevant Class. Any increase or decrease in the Net Asset Value of the Fund (disregarding for these purposes (i) any changes in the Net Asset Value due to subscriptions, redemptions or the payment of dividends and (ii) any designated adjustments (as described below)) will be allocated pro rata to the record for each Class based on the previous Net Asset Value of each Class. Those costs, expenses, losses, dividends, profits, gains and income which the Directors determine relate solely to a particular Class (the designated adjustments) will then be allocated to the record of the relevant Class. The costs and any benefit of hedging the foreign currency exposure of any Class whose Dealing Currency is other than the US Dollar will be allocated to the record of the relevant Class.

The Net Asset Value per Share on any Valuation Day will be calculated by dividing the Net Asset Value of the relevant Class by the number of Participating Shares of such Class in issue, the resulting amount being rounded to 3 decimal places.

Valuation of assets

For the purposes of calculating the Net Asset Value, assets of the Fund will be valued in accordance with the following principles:

(a)	the value of each interest in any Underlying Fund which is valued as at the same day as the Fund will be the net asset value per unit, share or other interest in such Underlying Fund calculated as at that day or, if such Underlying Fund is not valued as at the same day as the Fund, will be the last published net asset value per unit, share or other interest in such Underlying Fund or, if that is not available, the last published redemption or bid price for such unit, share or other interest. The Directors may adjust any such value if they reasonably considers that such adjustment is necessary to reflect the fair value of the Fund’s interest in an Underlying Fund. In performing the calculations, the Fund may rely on the unaudited valuations and reports and estimated valuations received from third parties, including any Underlying Fund and its administrator, agents, investment manager or advisor, or other dealing subsidiary without being responsible for verifying the contents or veracity of such valuations and reports;

(b)	any security which is listed or quoted on any securities exchange or similar electronic system and regularly traded thereon will be valued at its last traded price as at the Valuation Point or, if no trades occurred on such day, at the closing bid price if held long and at the closing offer price if sold short, on the relevant Valuation Day. Where prices are available on more than one exchange or system for a particular security the price will be the last traded price or closing bid or offer price, as the case may be, on the exchange which constitutes the main market for such security or the one which the Directors determine provides the fairest criteria in ascribing a value to such security;

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(c)	any security which is not listed or quoted on any securities exchange or similar electronic system or if, being so listed or quoted, is not regularly traded thereon or in respect of which no prices as described above are available will be valued at its probable realisation value as at the Valuation Point, as determined by the Directors having regard to its cost price, the price at which any recent transaction in the security may have been effected, the size of the holding having regard to the total amount of such security in issue, and such other factors as the Directors deem relevant in considering a positive or negative adjustment to the valuation;

(d)	investments, other than securities, which are dealt in or traded through a clearing house or exchange or through a financial institution will be valued as at the Valuation Point by reference to the most recent official settlement price quoted by that clearing house, exchange or financial institution. If there is no such price, then the average will be taken between the lowest offer price and the highest bid price as at the Valuation Point on any market on which such investments are or can be dealt in or traded, provided that where such investments are dealt in or traded on more than one market, the Directors may determine which market shall prevail;

(e)	investments, other than securities, including over-the-counter derivative contracts, which are not dealt in or traded through a clearing firm or an exchange or through a financial institution will be valued by reference to the valuation obtained from an independent pricing source, but where no such valuation is available for a particular investment, the investment will be valued by comparing the latest available valuation provided by the relevant counterparty against the valuation provided by such other counterparties as the Directors deem appropriate. In the event that the valuations provided respectively by the relevant counterparty and the other counterparties differ to an extent that the Directors consider to be material, the investment shall be valued on the basis of the average of all of the valuations but otherwise will be valued on the basis of the valuation provided by the relevant counterparty;

(f)	deposits will be valued at their cost plus accrued interest; and

(g)	any value (whether of a security or cash) which is not in US Dollars will be converted into US Dollars at the rate (whether official or otherwise) which the Directors deem appropriate to the circumstances having regard, inter alia, to any premium or discount which it considers may be relevant and to costs of exchange.

The Directors may permit any other method of valuation to be used if they consider that such method of valuation better reflects fair value generally or in particular markets or market conditions.

The financial statements of the Fund will be drawn up in accordance with IFRS. However, the valuation policies described above may not comply with IFRS. To the extent that the valuation basis deviates from IFRS, the Directors may make necessary adjustments in the annual financial statements in order to comply with IFRS. If relevant, a reconciliation note may be included in the annual financial statements to reconcile values shown in the annual accounts determined under IFRS to those arrived at by applying the valuation policies described above.

Subject to the discretions set out above, the Directors have delegated to the Administrator the calculation of the Net Asset Value and the Net Asset Value per Share.

Pursuant to clause 8.2(v) of the Administration Agreement, the Fund acknowledges that the Administrator has not been appointed under the Administration Agreement to, and does not under the Administration Agreement, create or generate prices or valuations for assets held by the Fund and to the extent the Administrator, in calculating the Net Asset Value and Net Asset Value per Share, relies on information (including, but not limited to, prices generated by automatic pricing services reasonably chosen by the Administrator, prices or valuations of over-the-counter derivatives and prices (including estimated prices) of collective investment schemes provided by such schemes or their administrators) supplied by the Fund or brokers, other financial intermediaries or third party pricing sources in connection with the calculation of the Net Asset Value, and the Administrator shall incur no liability for the accuracy of such information or the accuracy of underlying data or for any loss suffered by the Fund and any of its Shareholders by reason of any error in the calculation of the Net Asset Value resulting from any inaccuracy of any such information, in circumstances other than the negligence, wilful default or fraud on the part of the Administrator or its associated persons in computations that use such information.

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Suspensions

The Directors may declare a temporary suspension of (i) the determination of Net Asset Value per Share of one or more Classes (ii) the redemption of Participating Shares of one or more Classes and/or (iii) the payment of redemption proceeds. The Directors may declare any such suspension in such circumstances as they may deem appropriate, including:

(a)	when any securities exchange or similar electronic system on which a substantial part of the assets of the Fund are traded is closed (other than customary closings) or dealings are otherwise restricted or suspended;

(b)	when, in the opinion of the Directors, it is not possible to determine the value of a substantial portion of the assets of the Fund or the disposal of a substantial part of the assets of the Fund would not be reasonably practicable or could not be carried out in an orderly manner;

(c)	when redemption proceeds cannot lawfully be paid by the Fund in the Dealing Currency of the relevant Class;

(d)	if one or more Underlying Funds in which the assets of a Fund have been invested, impose or have imposed Liquidity Constraints which are then continuing.

(e)	when, due to a breakdown in the systems normally used to determine the Net Asset Value or for any other reason, it is not reasonably practicable to accurately determine the Net Asset Value;

(f)	when the business operations of the Manager, Investment Advisor, any prime broker or the Administrator in respect of the Fund are substantially interrupted or closed due to pestilence, acts of war, terrorism, insurrection, revolution, civil unrest, riot, strikes, cyber-attack, natural disaster or other events beyond the reasonable control of the relevant party;

(g)	when the proceeds of the sale or redemption of Participating Shares cannot be transmitted to or from the Fund’s account;

(h)	any period during which an Underlying Fund in which the Fund is invested has suspended redemptions or the calculation of its net asset value;

(i)	when, in the opinion of the Directors, it would be in the best interests of the Fund to do so; or

(j)	after the passing of a resolution to wind-up the Fund.

Any suspension will take effect at the time the Directors specify in their declaration. The suspension will continue until the Directors declare that it has ended. The holders of Participating Shares of the affected Class or Classes will be notified of any suspension as soon as practicable after the declaration of such suspension. Such Shareholders will also be notified when the period of such suspension has ended.

Applications for Participating Shares on a Subscription Day falling within a period when the issue of Participating Shares of the relevant Class is suspended will be acted upon on the first Subscription Day after the suspension has ended. A subscriber may withdraw his application for Participating Shares during a period of suspension provided that a withdrawal notice is actually received by the Administrator before the suspension has ended.

Redemption Notices received prior to the commencement of a period of suspension will be carried forward to the next earliest relevant Redemption Day occurring after the suspension has ended and will be given priority over Redemption Notices received during a period of suspension. A Shareholder may withdraw his Redemption Notice during a period of suspension provided that a withdrawal notice is actually received by the Administrator before the suspension has ended.

While such suspensions may be temporary, the circumstances giving rise to the decision to suspend may continue for a prolonged period of time such that the Directors consider that it is appropriate that the suspension be declared permanent. In such circumstances the investments of the Fund will be managed for the sole purpose of realising all investments in anticipation of the termination of the business of the Fund.

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Risk Factors

An investment in the Fund entails substantial risk. The nature of the investments of the Fund involves certain risks including, but not limited to, those listed below and the Investment Advisor may utilise investment techniques which carry additional risks. Potential investors should carefully consider the following factors, amongst others, in determining whether an investment in the Fund is suitable for them.

Risks associated with the structure of the Fund

Absence of regulatory oversight. Although the Fund has made its submission to be registered as a regulated mutual fund under the Mutual Funds Law, it is not required to, nor does it intend to, register under the laws of any other jurisdiction. As a consequence, the securities laws of other jurisdictions (which may provide certain regulatory safeguards to investors) generally will not apply. Accordingly Shareholders may not have the benefit of all the protections afforded to them by the securities laws of their home jurisdiction or other relevant jurisdictions. In addition, the Manager intends to manage its business in such a way that it is not required to be licensed by, and accordingly is not subject to regulation by, CIMA.

Business risk. The Fund will compete with other investment funds and market participants for investment opportunities. Such competitors may be substantially larger and have considerably greater financial, technical and marketing resources than are available to the Fund. They may also have a lower cost of capital and access to funding sources that are not available to the Fund. Such factors may result in the Fund being at a competitive disadvantages with respect to investment opportunities. In addition, the number of investment funds and market participants and the scale of the assets managed by such entities is increasing. The effect of such increase may be to reduce the opportunities available for the Fund to generate returns and/or reduce the quantum of these returns.

Cross Class liability. Separate records will be established in the books of the Fund for each Class for the purpose of allocating assets and liabilities of the Fund to the relevant Class. However, if the assets attributable to one Class are insufficient to meet the liabilities attributable to that Class, assets attributable to all other Classes may be used to meet such liabilities.

Dependence on key personnel. The investment performance of the Fund will be substantially dependent on the expertise of the Investment Advisor, its principals and employees. In particular, the departure for any reason of the key individuals who will be primarily responsible for managing the investment of the assets of the Fund may have a material adverse impact on the performance of the Fund.

FATCA. Sections 1471 through 1474 of the US Internal Revenue Code (referred to as FATCA) will impose a withholding tax of 30 per cent on certain US-sourced gross amounts paid to the Fund, unless various information reporting requirements are satisfied. Amounts subject to withholding under these rules include gross US-source dividend and interest income and gross proceeds from the sale of property that produces US-source dividend or interest income. To avoid withholding under FATCA, the Fund will be required to report certain information to the Cayman Islands Tax Information Authority which in turn will report relevant information to the United States Internal Revenue Service. Although the Fund will attempt to satisfy any obligations imposed on it to avoid the imposition of this withholding tax, no assurance can be given that the Fund will be able to comply with the relevant reporting requirements or other obligation. If the Fund becomes subject to a withholding tax as a result of FATCA, the value of Participating Shares may be materially affected.

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Illiquidity of Participating Shares. It is not anticipated that there will be an active secondary market for the Participating Shares and it is not expected that such a market will develop. Participating Shares are not transferable without the approval of the Directors. Consequently, Shareholders may not be able to dispose of their Participating Shares except by means of redemption. Redemptions may be subject to an overall limit by reference to the Net Asset Value and may be suspended in certain circumstances. The Fund may pay redemption proceeds in whole or in part by the transfer of assets or may establish a liquidating trust, account or entity to hold the relevant investments until they are liquidated at a later date. As such, a Shareholder may not receive cash proceeds on redemption or in the event that the Fund is terminated or may not receive cash proceeds in a timely manner.

In-kind distributions. A redeeming Shareholder may, at the discretion of the Directors, receive securities owned by the Fund in lieu of or in combination with cash. The value of securities distributed may decrease before the securities can be sold and the redeeming Shareholder will incur transaction costs in connection with the sale of those securities. Additionally, securities distributed to a Shareholder in connection with a redemption may not be readily marketable. The redeeming Shareholder bears the risk of loss and delay in liquidating those securities, with the result that it may ultimately receive less cash than it would otherwise have received if it had been paid in cash alone for its Participating Shares on the date of redemption.

Lack of operating history. The Fund is a newly formed entity. As such there is no operating history that a prospective investor can evaluate before making an investment in the Fund. The investment results of the Fund are reliant upon the success of the Investment Advisor and no guarantee or representation is made in this regard. There can be no assurance that the investment objective of the Fund will be achieved.

Limited rights of holders of Participating Shares. An investment in the Fund should be regarded as a passive investment. Shareholders have no right to participate in the day-to-day operations of the Fund. Nor are Shareholders entitled to receive notice of, attend or vote at general meetings of the Fund, other than a general meeting to vote on a proposed variation of the rights attaching to their Participating Shares. Consequently, Shareholders have no control over the management of the Fund, the appointment or removal of its service providers or, once the Fund has been registered with CIMA, the Directors of the Fund. As holder of the Management Shares, the Manager controls all of the voting interests in the Fund, other than in respect of a proposal to vary the rights attaching to the Participating Shares. Consequently, the Manager may make any changes to the Articles that it considers appropriate, including increasing the share capital, consolidating the shares and sub-dividing the shares. Once the Fund has been registered with CIMA, only the Manager can appoint or remove the Directors and, in turn, only the Directors can terminate the services of the service providers, including the Manager.

Limited disclosure of information. The Directors believe that disclosure of the composition of the investment portfolio of the Fund could be disadvantageous, for instance by increasing competition for limited investment capacity in underlying strategies. Accordingly, as is common with other hedge funds, Shareholder will be provided with a general performance review but typically will not have access to detailed information regarding the composition of the investment portfolio of the Fund.

No separate counsel; No independent verification. Eversheds acts as legal counsel to the Manager and the Fund as to matters of Hong Kong laws and Harney Westwood & Riegels acts as legal counsel to the Manager and the Fund as to matters of Cayman Islands laws (together the “Legal Counsel”).. The Directors and the Fund do not have independent counsel. The Legal Counsel do not represent investors in the Fund, and no independent counsel has been retained to act on behalf of the Shareholder. This Memorandum is based on information furnished by the Directors and the Investment Advisor. The Legal Counsel has not independently verified such information.

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Performance Fee. In addition to receiving a Management Fee, the Manager may also receive a Performance Fee (which it will share with the Investment Advisor) based on the appreciation in the Net Asset Value per Share. The Performance Fee will increase with regard to both realised and unrealised gains and accordingly a Performance Fee may be paid on unrealised gains which may subsequently never be realised. The Performance Fee may create an incentive for the Manager to make investments for the Fund which are riskier than would be the case in the absence of a fee based on the performance of the Fund.

Possible effect of substantial redemptions. Substantial redemptions by one or more investors in the Fund at any one time could require the liquidation of positions more rapidly than otherwise desired in order to raise the cash necessary to fund those redemptions. The Investment Advisor may find it difficult to liquidate positions on favourable terms in such a situation, possibly reducing the value of the assets of the Fund and/or disrupting the investment strategies. The Fund is permitted to borrow for the purposes of redeeming Participating Shares and may pledge assets as collateral security for the repayment of that borrowing. In such circumstances, the continuing Shareholders will bear the cost and risk of any such borrowing.

Receipt of non-public information. From time to time, the Investment Advisor may come into possession of non-public information concerning specific companies although internal structures are in place to prevent the receipt of such information. Under applicable securities laws, this may limit the Investment Advisor’s flexibility to buy or sell securities issued by such companies which may have an impact on the investment strategies of the Fund.

Regulatory risks of investment funds. The regulatory environment for hedge funds is evolving and any changes may adversely affect the ability of the Fund to pursue its trading strategies or obtain the leverage it might otherwise have obtained. Regulatory changes may also adversely affect the ability of the Manager to market the Fund. In particular, the Alternative Investment Fund Managers Directive (AIFMD) regulates the marketing in the European Economic Area (EEA) of the securities of any alternative investment fund, such as the Fund. In the event that the Fund is “marketed” (as such term is defined for the purposes of the AIFMD) to investors in the EEA, whether by the Manager or a third party, the Fund will incur significant additional compliance costs. The effect of any future regulatory change on the Fund could be substantial and adverse.

Side letters. From time to time the Fund may enter into agreements (Side Letters) with certain Shareholders which provide such Shareholders with rights which are additional to and/or different from, the rights provided to other Shareholders. Such rights may include rights with respect to access to information and preferential redemption rights. In general, the Fund will not be required to notify any other Shareholders of any such Side Letters or any of the rights and/or terms or provisions of such Side Letters. Nor will the Fund be required to offer such additional and/or different rights and/or terms to any or all of the other Shareholders. As a consequence of being provided with additional information a Shareholder may be able to take action based on such additional information (for example by making a redemption request) that other Shareholders, in the absence of such information, do not take.

Valuation of the investments. The valuation of the securities and other investments of the Fund may involve uncertainties and judgmental determinations. Independent pricing information about some of the securities and other investments of the Fund may not always be available. If a valuation is incorrect, the Net Asset Value per Share, and consequently the Subscription Price and the Redemption Price, may be overstated or understated. As a consequence a redeeming Shareholder may, in effect, be overpaid or underpaid and a new Shareholder could underpay or overpay for Participating Shares. Additionally, as the fees of a number of the service providers to the Fund are tied to the Net Asset Value, any discrepancy in valuation may result in overpayment or underpayment to those service providers. None of the Fund, the Directors or the Administrator will be liable if a price or valuation used in good faith in the calculation of the Net Asset Value later proves to be incorrect or inaccurate. In the absence of manifest error, the Fund does not intend to adjust the Net Asset Value per Share retroactively.

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Risks associated with Investing in Funds of Funds

Compensation of Underlying Managers. Many Underlying Managers will be compensated based on the appreciation, including unrealised appreciation, in the value of the assets of the relevant Underlying Fund. Accordingly it is possible that the Fund will pay a performance fee to an Underlying Manager for a period even though the Fund’s overall portfolio depreciated during such period.

Independent investment by Underlying Managers. Underlying Managers will invest wholly independently of one another with investment decisions being made at the level of each Underlying Fund. It is possible that some Underlying Managers will take positions in the same security or in the same sector or country at the same time. The possibility also exists that one Underlying Fund may purchase an instrument at about the same time as another Underlying Fund decides to sell it or that Underlying Funds may at times hold economically offsetting positions. To the extent that Underlying Managers do hold such positions the Fund, considered as a whole, cannot achieve any gain or loss in respect of such positions, despite incurring expenses. There can be no guarantee that the selection of the Underlying Funds will result in a diversification of investments or investment styles.

Lack of regulatory supervision. The Fund is permitted to invest in Underlying Funds established in jurisdictions where there is little or no regulatory supervision of such Underlying Funds. Although the Manager will seek to ensure that Underlying Funds provide adequate safeguards for the protection of investors, any such safeguards may be less efficient than if supervision by a regulator was exercised. Further, the efficiency of any supervision or of other safeguards may be affected by a lack of precision of investment and risk diversification guidelines applicable to, and the flexibility of the investment policies pursued by, such Underlying Funds.

Layering of fees. Investing through Underlying Funds may significantly increase the fees and expenses payable by the Fund when compared to investing directly in securities. The Fund will bear a pro rata share of the fees and expenses paid by the Underlying Funds in addition to the fees and expenses incurred by the Fund directly. The Fund may also invest in Underlying Funds that invest in other investment vehicles, thereby subjecting the Fund and Shareholders, to an additional level of fees and expenses. As a result, the operating expenses of the Fund may constitute a higher percentage of the Net Asset Value than could be found in other investment vehicles.

Liquidity of Underlying Funds. Although the Manager will seek to select Underlying Funds which offer the opportunity to have their shares or units redeemed within a reasonable timeframe, there can be no assurance that the liquidity of the investments of such Underlying Funds will always be sufficient to meet redemption requests as and when made. As a consequence the redemption of shares or units in the Underlying Fund may be deferred or suspended in certain circumstances which may in turn lead to a lack of liquidity in the Fund. A lack of liquidity in the Underlying Fund may also result in difficulties in determining the net asset value of the Underlying Fund. Any such difficulties may result in corresponding difficulties or delays in determining the Net Asset Value of the Fund.

Nature of the Underlying Fund’s investments. The Manager will not have an active role in the day-to-day management of the Underlying Funds and will not control any investment decisions made by Underlying Managers. Underlying Managers may invest in and actively trade instruments with significant risk characteristics, may employ substantial amounts of leverage and may have significant potential exposure to loss resulting from counterparty defaults. There can be no assurance that an Underlying Fund’s investment programme will be successful or that the investment objective of an Underlying Fund will be achieved. The Manager will carry out extensive due diligence procedures when selecting and monitoring the individual Underlying Funds. However, there can be no assurance that past performance information in relation to an Underlying Fund will be indicative of how such Underlying Fund will perform (either in terms of profitability or correlation) in the future.

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Style drift. The Manager will seek to monitor the investment and trading style of the Underlying Funds and will try to verify that the Underlying Funds are being managed substantially in accordance with their stated investment policies. However, the Manager will not receive perfect information regarding the actual investments made by the Underlying Fund and must ultimately rely on the Underlying Manager to operate in accordance with the investment strategy or guidelines set out in the governing documents of the Underlying Fund. If the Underlying Manager does not operate in accordance with the investment strategy or guidelines specified for the Underlying Fund, or if the information furnished by an Underlying Fund is not accurate, the Manager’s ability to analyse the Underlying Fund will be compromised. This could impair the Manager’s ability to implement the investment strategies and/or manage volatility and risk, as a result of which the Fund might sustain losses.

Subscription moneys at risk prior to Subscription Day. As the assets of the Fund will be invested in Underlying Funds, the Fund will be required to remit moneys in respect of such investments in advance of the relevant day on which the investment is made. In order to permit the Fund to do so, subscription moneys may be used to make investments prior to the Subscription Day on which Participating Shares are issued to the subscriber. Accordingly money remitted to the Fund could be at risk in the Fund prior to the relevant Subscription Day.

Transparency. Many of the Underlying Funds will not provide comprehensive information regarding their underlying investments and transactions and the degree of transparency will vary considerably. As a minimum the Manager will receive periodic reports from each Underlying Fund at the same time as any other investor in the relevant Underlying Fund. The Manager will request detailed information on a continuing basis from each Underlying Manager regarding the applicable Underlying Fund’s historical performance and investment strategies. However, the Manager may not always be provided with detailed information regarding all the investments made by the Underlying Fund because certain of this information may be considered proprietary information by the Underlying Manager. This lack of access to information may make it more difficult for the Manager to select, allocate among and evaluate the Underlying Manager and Underlying Funds.

Lack of information. Compared to traditional funds that invest in shares and bonds, relatively little information on how the Underlying Funds are managed will be available. The Manager will be obtaining information from the managers of the Underlying Funds and although the Manager will exercise reasonable care and skill in making inquiries regarding the accuracy of the information in all material respects, there is no assurance that the information will always be accurate in all material respects and that the Manager will be able to obtain information from the Underlying Funds. The Manager will not be responsible for any error or resulting loss from inaccurate information provided by the Underlying Funds.

The Underlying Funds which the Manager will invest in may not be actively traded and there may be uncertainties involved in the valuation of such investments. The valuation of the Underlying Funds shall normally, but not necessarily, be provided by the fund administrator or valuation agent of the Underlying Funds and will be based on unaudited financial records of the Underlying Funds. These valuations may be subject to adjustment (upwards or downwards) upon the auditing of such financial reports. However, the Underlying Funds will not be making any retroactive adjustments to the net asset value at which shares are subscribed or redeemed based on the subsequent valuation/data that may be received. Hence, there is a risk that the Fund may receive an amount upon withdrawal of its subscription in the Underlying Funds, which is lesser or greater than the amount it would have been entitled to receive on the basis of the adjusted valuation. In addition, due to circumstances beyond the control of the administrator of the Underlying Funds, the valuations of the Underlying Funds’ investments may not be received in time for the purposes of calculating the net asset value of shares in the Underlying Funds. In such circumstances, the administrator of the Underlying Funds may be required to rely on a valuation which may, subsequent to an adjustment, be found to be too high or too low. This in turn could have a material impact on the net asset value of the Underlying Funds and consequently, the Net Asset Value of the Shares of the Fund;

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Possible adverse tax consequences. No assurance may be given that the manner in which any of the Underlying Funds will be managed and operated, or that the composition of their direct and indirect portfolio investments, will be tax efficient for any particular shareholder or group of shareholders. The Underlying Funds do not intend to provide their shareholders with information regarding the percentage ownership of their shares held by residents of any country. The Underlying Funds’ books and records might be audited by the tax authorities of countries where the Underlying Fund’s portfolio is managed, or where a portion of their direct and indirect portfolio investments are made, or where a particular shareholder or group of shareholders reside. Any such audits could subject the Underlying Funds to tax, interest and penalties, as well as incremental accounting and legal expenses. Should the Underlying Funds be required to incur additional taxes or expenses as a result of the capital contributions made by any shareholders, or become subject to any record-keeping or reporting obligations as a result of permitting any person to remain or be admitted as a shareholder of the Underlying Funds, they will likely seek reimbursement for costs of such taxes, expenses or obligations from such person.

Risks of suspension of net asset value determination by Underlying Funds. The Underlying Funds in which the Fund invest may be subject to temporary suspension of net asset value calculation. In such event, the Fund may be unable to redeem its interests in the Underlying Funds when it would otherwise be advantageous to do so. The delay in disposal of the Fund investments may adversely affect both the value of the investment being disposed of, and the value and liquidity of the shares of the Fund. The lack of liquidity resulting from a suspension of the calculation of the Net Asset Value of the Fund could require the suspension of acceptance of subscriptions and redemptions of shares.

Valuation of the Underlying Funds. The net asset value per share of each class of the Underlying Funds is unaudited (except at fiscal year-end) and based primarily upon the value of the Underlying Funds’ holdings of securities and other assets. In valuing those holdings, the Underlying Funds will need to rely primarily on unaudited financial information. If financial information used by the Underlying Funds is incomplete, inaccurate, or if such valuation does not adequately reflect the value of their holdings, the net asset value per share of each class of the Underlying Funds may be adversely affected (especially if subscriptions or redemptions are effected on the basis of over – or under-estimated net asset values). The Underlying Funds generally will not receive detailed information on the securities and other financial instruments comprising their investments. Adjustments to the net asset value of the Underlying Funds will generally be made to the then current net asset value, not by adjusting the net asset values previously reported. Although the Underlying Funds will use reputable administrators and accountants, the Manager will have no control over the choice of custodians, brokers or counterparties made by the funds they invest into nor on the valuation methods and accounting rules which they may use. The Underlying Fund’s ability to correctly assess the value of the securities they invest into will be dependent upon the information available with respect to securities that they invest into.

Risks Related to Trading Program. The Underlying Manager may utilise a variety of speculative trading strategies which, if unsuccessful, could result in a complete loss of the Fund’s investment in the Underlying Funds. The Underlying Funds are also subject to certain additional risks, many of which will be magnified by the likely nature of the Underlying Funds trading activities. For example, in the event of a material market dislocation, the Underlying Funds may find itself holding positions that, due to such crisis scenario, are difficult to liquidate, and therefore may suffer material losses as a result of such temporary illiquidity.

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The Underlying Funds may use quantitative mathematical models that rely on patterns inferred from historical prices and other data in evaluating prospective investments. However, most quantitative models cannot fully match the complexity of the financial markets and therefore sudden unanticipated changes in underlying market conditions can significantly impact the performance of the Underlying Funds. Further, as market dynamics shift over time, a previously highly successful model may become outdated perhaps without the Underlying Manager recognizing that fact before substantial losses are incurred. Even without becoming completely outdated, a given models’ effectiveness may decay in an unpredictable fashion for any number of reasons including, but not limited to, an increase in the amount of assets managed by the Underlying Funds, the use of such model by funds, the use of similar models by other market participants and/or market dynamic shifts over time. Moreover, there are an increasing number of market participants who rely on quantitative mathematical models. These models may be similar to those used by the Underlying Funds, which may result in a substantial number of market participants taking the same action with respect to an investment and some of these market participants may be substantially larger than the Fund. Should one or more of these other market participants begin to divest themselves of one or more positions, a “crisis correlation”, independent of any fundamentals and similar to the crises that occurred, for example, in September 1998 and August 2007, could occur, thereby causing the Underlying Funds to suffer material, or even total, losses. There can be no assurances that strategies pursued will be profitable, and various market conditions may be materially less favorable to certain strategies than others. Mispricings, even if correctly identified, may not be corrected by the market, at least within a time frame over which it is feasible for the Underlying Funds to maintain a position.

Reliance on Technology. An Underlying Fund’s investment program, as implemented by the Underlying Manager, is fundamentally dependent on technology, including hardware, software and telecommunications systems. The data gathering, research, forecasting, portfolio construction, order execution, trade allocation, risk management, operational, back office and accounting systems utilized on behalf of the Underlying Funds are all highly automated and computerized. Such automation and computerization is dependent upon an extensive amount of proprietary software, licensed software and third party hardware and software. The Underlying Manager may not utilise design documents or specifications when building their proprietary software.

The proprietary software code thus typically serves as the only definitive documentation and specification for how such software should perform. The proprietary software, licensed software and third party hardware and software are known to have errors, omissions, imperfections, and malfunctions (collectively, “Coding Errors”). Coding Errors in third party hardware and software are generally entirely outside of the control of the Underlying Manager.

The Underlying Manager, as applicable, seeks to reduce the incidence and impact of Coding Errors through internal testing and through real-time monitoring and the use of independent safeguards in the overall portfolio management system and often, with respect to proprietary software and licensed software, in the software code itself. Despite such testing, monitoring and independent safeguards, these Coding Errors will result in, among other things, the execution of unanticipated trades, the failure to execute anticipated trades, the failure to properly allocate trades, the failure to properly gather and organize available data, the failure to take certain hedging or risk reducing actions and/or the taking of actions which increase certain risk(s) – all of which may have materially adverse effects on the Underlying Funds and/or its returns.

Coding Errors are often extremely difficult to detect, and, in the case of proprietary software and licensed software, the difficulty of detecting Coding Errors may be exacerbated by the lack of design documents or specifications. Regardless of how difficult their detection appears in retrospect, some of these Coding Errors will go undetected for long periods of time and some will never be detected. The degradation or impact caused by these Coding Errors can compound over time. The Underlying Manager may detect certain Coding Errors that it chooses, in its sole discretion, not to address or fix and the licensed software will contain Coding Errors known to the licensor that it chooses, in its sole discretion, not to address or fix. Shareholders should assume that the Coding Errors and their ensuing risks and impact are an inherent part of investing with a process-driven, systematic Underlying Manager.

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Further, to the extent that an unforeseeable software or hardware malfunction or problem is caused by a defect, security breach, virus or other outside force, the Fund and/or the Underlying Funds may be materially adversely affected.

Reliance on Data. The investment strategies employed on behalf of the Underlying Funds can be highly reliant on the gathering, cleaning, culling and analyzing of large amounts of data from third-party and other external sources. It is not possible or practicable, however, to factor all relevant, available data into forecasts and/or trading decisions. The Underlying Manager will use their discretion to determine what data to gather with respect to any investment strategy and what subset of that data the research models take into account to produce forecasts which may have an impact on ultimate trading decisions. In addition, due to the automated nature of such data gathering and the fact that much of this data comes from third-party sources, it is inevitable that not all desired and/or relevant data will be available to, or processed by, the Underlying Manager at all times. In such cases, the Underlying Manager may, and often will, continue to generate forecasts and make trading decisions based on the data available to it. Additionally, the Underlying Manager may determine that certain available data, while potentially useful in generating forecasts and/or making investment and trading decisions, is not cost effective to gather due to either the technology costs or third-party vendor costs and, in such cases, such data will not be utilized on behalf of the Underlying Funds. Shareholders should be aware that, for all of the foregoing reasons and more, there is no guarantee that any specific data or type of data will be utilized in generating forecasts or making trading decisions on behalf of the Underlying Funds nor is there any guarantee that the data actually utilized in generating forecasts or making trading decisions on behalf of the Underlying Funds will be (i) the most accurate data available or (ii) free of errors. Shareholders should assume that the foregoing limitations and risks associated with gathering, cleaning, culling and analysis of large amounts of data from third-party and other external sources are an inherent part of investing with process-driven, systematic Underlying Manager.

Lack of Operating History and/or size of Underlying Funds. The Manager may invest a portion of a Fund’s assets with newly established Underlying Funds with a limited performance history. Certain or all of the Underlying Funds may be small and not part of large financial services organisations and, therefore, such Underlying Funds will not have the financial resources and infrastructure normally associated with Underlying Funds which are part of large established financial services organisations. Therefore, such investments may involve greater risks than investments with more established Underlying Funds.

Investments may be Concentrated. Although the Manager generally follows a policy of seeking to diversify a Fund’s capital among multiple Underlying Funds, from time to time one or more Underlying Funds may be allocated a relatively large percentage of a Fund's assets. In addition, a relatively large percentage of a Fund's assets may be allocated to Underlying Funds in a single investment sector. Greater concentration with any single Underlying Fund or in any single investment sector may entail additional risks and may subject the Net Asset Value of the Fund to more pronounced changes in value than would be the case if the assets of the Fund were more widely diversified.

While the Manager may seek Underlying Funds that use diversified investment strategies, there can be no assurance that market or other events will not have an adverse impact on the strategies employed by multiple Underlying Funds. the Underlying Funds may at certain times hold large positions in a relatively limited number of investments. Underlying Funds may target or concentrate their investments in particular markets, sectors, or industries. Those Net Asset Value of Funds that concentrate in a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings. As a result, the Net Asset Value of Underlying Funds may be subject to greater volatility than those of investment vehicles that are subject to diversification requirements and this may negatively impact the Net Asset Value of the Fund.

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Frequent Trading and Turnover. It is expected that the Underlying Funds will make frequent trades in securities and other investments. Frequent trades typically result in high transaction costs. In addition, Underlying Funds may invest on the basis of short-term market considerations. The turnover rate within Underlying Funds may be significant, potentially involving substantial brokerage commissions and fees. The Manager will have no control over this turnover. As a result, it is anticipated that a significant portion of a Fund’s income and gains, if any, may be derived from ordinary income and short-term capital gains. It should be noted that high turnover of investments can increase the likelihood that a Underlying Fund is held to be “trading” rather than “investing” which can, depending upon the investment structure adopted by the relevant Underlying Fund, result in adverse tax consequences for the relevant Underlying Fund and investors in that Underlying Fund. In addition, the withdrawal of the Fund from a Underlying Fund could involve expenses to the Fund under the terms of the Fund’s investment with that Underlying Fund.

Offsetting Positions. Underlying Funds generally invest wholly independently of one another and may at times hold economically offsetting positions. To the extent that Underlying Funds do, in fact, hold such positions, the Fund, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. In addition, Underlying Managers are compensated based on the performance of Underlying Funds. Furthermore, it is possible that from time to time, various Underlying Funds selected by the Manager may be competing with each other for the same positions in one or more markets.

Dilution, Concentration and Limited Capacity. Underlying Funds may or may not have restrictions on their level of assets under management. It is not known what effect, if any, an increase in the amount of assets under management will have on the trading strategies utilised by the Underlying Funds or their investment results. However, rates of return achieved by Underlying Managers can decrease as assets under management increase and there can be no assurance that this will not occur in the case of the Manager or any Underlying Fund.

Certain Underlying Fund trading approaches can accommodate only a limited amount of capital. Accordingly, a Underlying Fund may have the right to refuse to manage some or all of a Fund’s assets that the Manager may wish to allocate to such Underlying Fund.

In determining capital allocations among Underlying Funds, the Manager may consider, among other factors, constraints on a Underlying Fund’s capital capacity. Underlying Funds may in their discretion also limit the capacity available to a Fund or other investment funds or accounts managed by the Manager or its affiliates after a specific date. In these cases, the Manager, in order to provide for long-term management of the Fund, may determine to increase the Fund’s investment in a Underlying Fund more than would otherwise be the case. Such allocations may result in the Fund being more concentrated from time to time and/or for substantial periods of time. As a result of any such concentration, the Fund may be subject to more rapid changes in value than would be the case if the Fund was less concentrated and the economic returns of the Fund may thereby be materially adversely affected.

Difficult-to-value assets. The Fund may allocate assets, directly or indirectly, to Underlying Funds that invest in assets that are difficult to value. If the Fund transfers interests in such Underlying Funds, such interests generally will be valued in accordance with the terms of the Underlying Funds’ governing agreement, as such valuations are reported to the Fund. However, given the nature of such investments, such valuations may not represent the actual amount that would be realised by the Underlying Funs upon a disposition of such investments. If such difficult-to-value assets are undervalued by the Underlying Funds, any transfer of interests in such Underlying Funds may adversely affect the Fund’s performance.

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Limitations on Ability to Invest in Underlying Funds. In the event that the Fund is able to make investments in Underlying Funds only at certain times, the Fund may hold cash or invest any portion of its assets that is not invested in Underlying Funds in cash equivalents, short-term securities or money market securities pending allocation to Underlying Funds. During the time that the Fund’s assets are not invested with Underlying Funds, that portion of the Fund’s assets will not be used to pursue the Fund’s investment objective.

Indemnification. The Fund may agree to indemnify, on terms that the Manager or Directors may in their absolute discretion determine, certain of the Underlying Managers and/or the Underlying Funds themselves and their respective officers, directors, and affiliates from any liability, damage, cost, or expense arising out of or in connection with, among other things, (i) its investment in the Underlying Fund, and (ii) services provided by the Underlying Managers directly or indirectly on behalf of the Fund. In addition, Underlying Funds in which the Fund invests may also agree to indemnify Underlying Managers and their respective officers, directors, and affiliates. Any such indemnification obligations incurred directly or indirectly by the Fund, may adversely affect the Fund’s performance.

Waiver of Voting Rights. The Manager may determine, in its sole discretion, to limit the Fund’s voting interest in certain Underlying Funds including, without limitation, in order to allow other investment vehicles managed by the Manager or its affiliates to avoid becoming subject to certain prohibitions under the U.S. Investment Company Act of 1940 with respect to affiliated transactions. To the extent the Fund holds non-voting interests, or contractually forgoes the right to vote in respect of the voting securities of a Underlying Fund, the Fund will not be able to vote on matters that require the approval of the interest-holders of the Underlying Fund, including matters potentially adverse to the interests of the Fund and its Shareholders.

Redemption Holdbacks and Other Underlying Fund Liquidity Restrictions may Adversely Affect Shareholders. From time to time, the Manager may be unable to liquidate the Fund’s assets as it otherwise deems advisable due to a number of factors including, without limitation, minimum holding periods and restrictions on redemptions imposed by the Underlying Funds. For various reasons, including the suspension or delay in payment of redemption proceeds by Underlying Funds and the holdback of a portion of the redemption proceeds otherwise payable to the Fund until after the applicable Underlying Fund’s financial records have been audited, the Fund may not receive redemption proceeds promptly. Therefore, the Fund may hold receivables that may not be paid to the Fund for a significant period of time, may not accrue any interest, and ultimately may not be paid to the Fund (as a result of post-audit adjustments or for other reasons). During the time that the Fund’s assets include such receivables, that portion of the Fund’s assets cannot be used to pursue the Fund’s investment objective. In addition, in cases in which Underlying Funds limit or reduce the Fund’s redemption request, the Fund may continue to have investment exposure to Underlying Funds that it would otherwise have redeemed. This could have an adverse effect on the performance of the Fund.

Status of the Fund and its Participation Shares. For regulatory, tax and other purposes, the Fund and the Participating Shares may not be treated in a similar way in different jurisdictions. Furthermore, in certain jurisdictions, the treatment of the Fund and/or the Participating Shares may be uncertain or subject to change, or it may differ depending on the availability of certain information or disclosure by the Fund of that information. The Fund may be constrained from or may find it unduly onerous to disclose any or all of such information or to prepare or disclose such information in a form or manner, which satisfies the regulatory, tax or other authorities in certain jurisdictions. Failure to disclose or make available information in the prescribed manner or format, or at all, may adversely impact investors in those jurisdictions.

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Changes to the tax laws of in any tax jurisdiction affecting the Fund, including, for example, the imposition of withholding or other taxes on the Fund’s investments, could adversely affect the value of the Fund’s investments and/or decrease the post-tax returns to Shareholders.

If the Fund were treated as resident, or as having a permanent establishment, or as otherwise being engaged in a trade or business, in any country in which it invests or in which its investments are managed, all of its income or gains, or the part of such gain or income that is attributable to, or effectively connected with, such permanent establishment or trade or business, may be subject to tax in that country, which could have a material adverse effect on the Fund’s performance and returns to the relevant Shareholders.

Risks associated with the investment strategies

Availability of investment strategies. The success of the investment strategies of the Fund will depend on the ability of the Manager to identify overvalued and undervalued investment opportunities and to exploit price discrepancies in the financial markets, as well as to assess the import of news and events that may affect the financial markets. Identification and exploitation of the investment opportunities to be pursued involves a high degree of uncertainty. No assurance can be given that the Manager will be able to locate suitable investment opportunities in which to deploy all of the assets of the Fund or to exploit discrepancies in the securities and derivatives markets. Market factors including a reduction in market liquidity or the pricing inefficiency of the markets in which the assets of the Fund are invested, may reduce the scope for the investment opportunities for the Fund.

Concentration of investments. The Manager is not subject to any requirement to diversify the assets of the Fund and consequently such assets may at any time be heavily concentrated in a limited number of positions. In attempting to maximise returns, the Manager may concentrate the holdings of the Fund in the Underlying Funds which invest in those countries, sectors, markets, asset classes, instruments or issuers which, in the judgment of the Manager, provide the best profit opportunity in view of the investment objective. Such concentration increases the risk of an investment in the Fund by increasing the relative impact of changes in the market, economic or political environment affecting particular countries, sectors, markets and issuers. The Fund could be subject to significant losses if it holds a large position in a particular investment that declines in value or is otherwise adversely affected (including as a result of default by the issuer).

Convertible securities. The Underlying Funds of the Fund may be invested in convertible securities. Convertible securities are preferred stocks or debt obligations that are convertible into common stock and consequently have both equity and fixed income risk characteristics. Like all fixed income securities, the value of convertible securities will tend to decline as interest rates increase. If the market price of the underlying stock approaches or exceeds the conversion price of the convertible security, the convertible security will tend to reflect the market price of the underlying stock. If the value of the underlying stock then falls below the conversion price the convertible security may lose much or all of its value. As the market price of the underlying stock declines, a convertible security will tend to trade increasingly based on its fixed income characteristics and so may not decline in price as much as the underlying stock. Generally, convertible securities offer lower interest or dividend yields than non-convertible securities of similar quality and have less potential for gains or capital appreciation in a rising stock market than other equity securities. They tend to be more volatile than other fixed income securities and the markets for convertible securities may be less liquid than markets for common stocks or bonds. Additionally, an issuer may have the right to buy back convertible securities at a time and price that is unfavourable to the Fund.

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Counterparty risk. The Fund is subject to the risk of the inability of any counterparty (including any prime brokers and custodians) to perform with respect to transactions, whether due to insolvency, bankruptcy or other circumstances. The Fund is subject to the risk that counterparties may not have access to finance and/or assets at the relevant time and may fail to comply with their obligations under the relevant subscription and redemption agreements. In the event of any counterparty entering an insolvency procedure, the Fund could experience delays in liquidating positions and significant losses could be incurred, including the loss of that portion of the assets of the Fund financed through such a transaction, a decline in value of the relevant investment during the period in which the Fund seeks to enforce the contract, an inability to realise any gains on its investment during such period and fees and expenses incurred in enforcing the contract. During an insolvency procedure (which may last many years) the use of assets held by or on behalf of the relevant counterparty may be restricted and accordingly (a) the ability of the Manager to fulfil the investment objective may be severely constrained, (b) the Fund may be required to suspend the calculation of the Net Asset Value and as a result subscriptions for and redemptions of Participating Shares. During such a procedure, the Fund is likely to be an unsecured creditor in relation to certain assets (including those in respect of which it had previously been a secured creditor) and accordingly it may not be possible to recover such assets from the insolvent estate of the relevant counterparty in full, or at all.

Currency exposure. Assets of the Fund may be invested in investments which are denominated in currencies other than the currency or currencies in which Participating Shares are denominated. Accordingly, the value of such assets may be affected favourably or unfavourably by fluctuations in currency rates. The Manager does not intend to hedge the foreign currency exposure and so the Fund will be subject to foreign exchange risks. Prospective investors whose assets and liabilities are predominantly in currencies other than the currency in which their Participating Shares will be denominated should take into account the potential risk of loss arising from fluctuations in value between the currency in which their Participating Shares will be denominated, the currency of investment and the currencies of their assets and liabilities.

Debt securities. The Underlying Funds of the Fund may invest in fixed income securities which may be unrated by a recognised credit-rating agency or below investment grade and which are subject to greater risk of loss of principal and interest than rated or higher-rated debt securities. As there are generally perceived to be greater risks associated with unrated and below investment grade securities, the yields and prices of such securities may fluctuate more than those for higher-rated securities. The market for non-investment grade securities may be smaller and less active than that for higher-rated securities, which may adversely affect the prices at which these securities can be sold and result in losses to the Fund. The Underlying Funds of the Fund may invest in debt securities which rank junior to other outstanding securities and obligations of the issuer, all or a significant portion of which may be secured on substantially all of that issuer’s assets. The Underlying Funds of the Fund may invest in debt securities which are not protected by financial covenants or limitations on additional indebtedness. The issuers of debt securities may default on their obligations, whether due to insolvency, bankruptcy, fraud or other causes and their failure to make the scheduled payments could cause the Fund to suffer significant losses. The Fund will therefore be subject to credit, liquidity and interest rate risks exposed to the Underlying Funds. In addition, evaluating credit risk for debt securities involves uncertainty because credit rating agencies throughout the world have different standards, making comparison across countries difficult. Also, the market for credit spreads is often inefficient and illiquid, making it difficult to accurately calculate discounting spreads for valuing financial instruments.

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Derivative instruments. The Underlying Funds of the Fund may make extensive use of both exchange-traded and over-the-counter derivative instruments such as futures, forwards, swaps, options and contracts for differences. Derivative instruments typically have a high degree of leverage embedded in them and consequently a relatively small movement in the price of an instrument may result in a profit or a loss which is high in proportion to the margin deposited. In the event that a call for further margin exceeds the amount of cash available in the Underlying Funds of the Fund, the Underlying Manager will be required to close out the relevant contract. The derivatives market is often characterised by limited liquidity and daily limits on price fluctuations and speculative position limits on exchanges may prevent prompt liquidation of positions resulting in potentially greater losses. When used for hedging purposes there may be an imperfect correlation between derivatives and the investments or market sectors being hedged. The pricing relationships between derivatives and the underlying instruments on which they are based may not conform to anticipated or historical correlation patterns, resulting in unanticipated losses.

Transactions in over-the-counter derivative instruments may involve additional risk as there is no exchange market on which to close out a position. It may be impossible to liquidate an existing position, to assess the value of a position or to assess the exposure to risk. Furthermore, “bid-ask” spreads may be unusually wide in the substantially unregulated over-the-counter markets. The Underlying Funds of the Fund may place collateral with certain of its counterparties in connection with its over-the-counter transactions and are still subject to counterparty risk including the risk of loss of such collateral. The risk of counterparty non-performance can be significantly greater in the case of these over-the-counter instruments as opposed to exchange-traded derivative instruments.

Directional trading. Certain of the positions taken by the Underlying Funds of the Fund will be designed to profit from forecasting absolute price movements in a particular instrument or asset class. Predicting future prices is inherently uncertain and the losses incurred, if the market moves against a position, will often not be hedged. The speculative aspect of attempting to predict absolute price movements is generally perceived to exceed that involved in attempting to predict relative price fluctuations.

Equity securities generally. Numerous inter-related and difficult to quantify economic factors, as well as market sentiment and subjective political factors can influence the price of equities. Common stock and similar equity securities generally represent the most junior position in an issuer’s capital structure and, as such, generally only entitle holders to an interest in the remaining assets of the issuer after all more senior claims to such assets have been satisfied. Holders of equity securities are generally entitled to dividends only if and to the extent declared by the issuer out of income or other assets available after making interest, dividend and any other required payments on more senior securities of the issuer. Equity prices are directly affected by issuer-specific events, whether actual or perceived, as well as general market and economic conditions. Market prices of equity securities as a group have dropped dramatically in a short period of time on several occasions in the past, and they may do so again in the future. Warrants and stock purchase rights are securities permitting, but not obligating, their holders to subscribe for other equity securities, and they do not represent any rights in the assets of the issuer. As a result, warrants and stock purchase rights may be considered more speculative than other types of equity investments.

Exchange Intervention or Government Intervention in Futures Markets. It is possible that an exchange or a government authority may suspend or limit trading in a particular futures contract, order immediate settlement of a particular contract or order that trading in a particular contract be conducted for liquidation only. This may result in losses to the Underlying Funds and to the Fund.

Financing arrangements. Borrowings by the Underlying Funds of the Fund may include the use of securities margin, futures margin, margined option premiums, repurchase agreements, bank or dealer credit lines or the notional principal amounts of swap transactions. There can be no assurance that the Underlying Funds of the Fund will be able to maintain adequate financing arrangements under all market circumstances. Banks and dealers that provide financing can typically apply essentially discretionary margin, “haircut”, financing, security and collateral valuation policies. Changes by banks and dealers in one or more of these policies, or the imposition of other credit limitations or restrictions, whether due to market circumstances, government, regulatory or judicial action, may result in large margin calls, loss of financing, forced liquidations of positions, termination of swap and repurchase agreements and cross-defaults to agreements with other banks and dealers. Any such adverse effects may be exacerbated in the event that such limitations or restrictions are imposed suddenly and/or by multiple market participants simultaneously. The imposition of any such limitations or restrictions could compel the Underlying Funds of the Fund to liquidate positions at disadvantageous prices, leading to losses.

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Forward foreign exchange contracts. The Underlying Funds of the Fund may enter into forward foreign exchange contracts. A forward foreign exchange contract is a contractually binding obligation to purchase or sell a particular currency at a specified date in the future. Forward foreign exchange contracts are not uniform as to the quantity or time at which a currency is to be delivered and are not traded on exchanges. Rather, they are individually negotiated transactions. Forward foreign exchange contracts are effected through a trading system known as the interbank market. It is not a market with a specific location but rather a network of participants electronically linked. Documentation of transactions generally consists of an exchange of telex or facsimile messages. There is no limitation as to daily price movements on this market and in exceptional circumstances there have been periods during which certain banks have refused to quote prices for forward foreign exchange contracts or have quoted prices with an unusually wide spread between the price at which the bank is prepared to buy and that at which it is prepared to sell. Transactions in forward foreign exchange contracts are not regulated by any regulatory authority nor are they guaranteed by an exchange or clearing house. The Underlying Funds of the Fund will be subject to the risk of the inability or refusal of its counterparties to perform with respect to such contracts. Any such default would eliminate any profit potential and compel the Underlying Funds of the Fund to cover its commitments for resale or repurchase, if any, at the then current market price. These events could result in significant losses for the Underlying Fund and the Fund.

General economic and market conditions. The success of the Fund will be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, trade barriers, currency exchange controls and national and international political circumstances. These factors may affect the level and volatility of securities prices and the liquidity of the investments of the Underlying Funds of the Fund. Volatility or illiquidity could impair the profitability of the Underlying Funds of the Fund or result in losses.

Governmental intervention. The global financial markets have recently undergone pervasive and fundamental disruptions and dramatic instability which has led to extensive and unprecedented governmental intervention. Regulators in many jurisdictions implemented a number of wide-ranging emergency regulatory measures, including restrictions on the short selling of financial and other stocks in many jurisdictions. Such intervention was in certain cases implemented on an emergency basis without much or any notice with the consequence that some market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions was suddenly and/or substantially eliminated. Given the complexities of the global financial markets and the limited time frame within which governments were able to take action, these interventions were sometimes unclear in scope and application, resulting in confusion and uncertainty which in itself was materially detrimental to the efficient functioning of such markets as well as previously successful investment strategies. It is impossible to predict with certainty what additional or future governmental restrictions may be imposed on the markets and/or the effect of such restrictions on the Manager’s ability to implement the investment objective of the Fund. However, the Manager believes that there is a likelihood of increased regulation of the global financial markets, and that such increased regulation could be materially detrimental to the performance of the Fund.

Global market exposure. The Underlying Funds of the Fund may invest on a global basis in both developed and emerging markets. Consequently the Fund is subject to (i) currency exchange-rate risk, (ii) the possible imposition of withholding, income or excise taxes, (iii) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements and little or potentially biased government supervision and regulation, and (iv) economic and political risks, including expropriation, currency exchange control and potential restrictions on investment and repatriation of capital.

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Exchange traded funds. Assets of the Fund may be invested in exchange traded funds (ETFs). ETFs are investment companies are bought and sold on a securities exchange. An ETF will aim to track an underlying index either by acquiring the constituent securities of the relevant underlying index (or a representative sample of such securities) or by synthetically replicating the constituent securities of the relevant underlying index. If the assets of the Fund are invested in an ETF, the Fund will bear additional expenses based on its pro rata share of the ETF’s operating expenses. In addition, the Fund will incur brokerage costs when purchasing and selling shares of ETFs. The risk of owning shares in an ETF generally reflects the risks of the underlying securities held by the ETF and the investment strategies employed by the ETF (such as the use of leverage).

ETFs are passively managed in that they do not try to beat or perform better than the relevant underlying index. An ETF will invest (either directly or indirectly) in the securities included in or representative of its underlying index regardless of their investment merit. Any fall in the relevant underlying index is therefore expected to result in corresponding fall in the value of the ETF. For synthetic ETFs investments are not made directly in the securities included in or representative of its underlying index. Instead such ETFs invest in derivative instruments which aim to replicate the economic benefit of such securities. As such, these ETFs would be subject to the risks of owning derivative instruments. If the performance of a synthetic ETF is affected by these risks, the performance of the Fund will also be adversely affected. Also, synthetic ETFs may have higher tracking error as compared to physical ETFs due to factors including costs of acquiring and holding derivative instruments, availability of derivative instruments and foreign ownership restrictions.Other Clients of Underlying Managers; Performance may vary from period to period. Underlying Managers have exclusive responsibility for making trading decisions on behalf of Underlying Funds. The Underlying Manager may also manage other accounts (including other partnerships and accounts in which the Underlying Manager may have an interest) which, together with the Fund, could increase the level of competition for the same trades, including the priorities of order entry. This could make it difficult or impossible to take or liquidate a position in a particular instrument at a price indicated by an Underlying Manager’s strategy.

Underlying Managers and their principals may employ different trading methods, policies and strategies for different partnerships or accounts. Therefore, the results of the Underlying Funds may differ from those of the other funds traded by the same Underlying Manager. As the funds under management by a particular Underlying Manager increase the Underlying Manager may have increasing difficulty implementing an investment strategy which may have been successful in the past, or difficulty finding sufficient investment opportunities which are attractive.

The Investment Manager will select Underlying Funds based on a variety of factors, including a detailed evaluation of such Underlying Fund’s past performance. However, there can be no assurance that a Underlying Fund’s future results will be as successful as its past performance. Moreover, even where a Underlying Fund has achieved excellent results over an extended period, because of cyclical movements and volatility, period to period results may differ materially.

Increasing Maturity of Hedge Fund Markets. The growth in the number of hedge funds and assets managed by them, together with the increase in other market participants (such as the proprietary desks of investment banks), may reduce the opportunities available for Underlying Funds to generate returns and/or reduce the quantum of these returns. Historic opportunities for some or all alternative investment strategies may be eroded over time while structural or cyclical factors may reduce opportunities for Underlying Funds temporarily or permanently.

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Hedging Transactions. The Manager and/or Underlying Funds may or may not employ hedging techniques. These techniques could involve a variety of derivative transactions, including futures contracts, exchange-listed and over-the-counter put and call options on securities, financial indices, forward foreign currency contracts, and various interest rate transactions (collectively, “Hedging Instruments”). Hedging techniques involve risks different than those of underlying investments. In particular, the variable degree of correlation between price movements of Hedging Instruments and price movements in the position being hedged creates the possibility that losses on the hedge may be greater than gains in the value of the Fund’s positions. In addition, certain Hedging Instruments and markets may not be liquid in all circumstances. As a result, in volatile markets, transactions in certain of these instruments may not be able to be closed out without incurring losses substantially greater than the initial deposit. Although the contemplated use of these instruments is intended to minimise the risk of loss due to a decline in the value of the hedged position, at the same time they tend to limit any potential gain that might result from an increase in the value of such position. The ability of the Manager and Underlying Funds to hedge successfully will depend on the Manager’s or relevant Underlying Manager’s ability to predict pertinent market movements, which cannot be assured. There is also a risk that the Manager may over-hedge or under-hedge a particular exposure because it has incomplete information regarding the amount of such exposure to which the Fund’s investments are subject. The Manager and the Underlying Funds are not required to hedge and there can be no assurance that hedging transactions will be available or, even if undertaken, will be effective. Counterparties with which the Fund’s or the Underlying Funds’ trade may cease making markets and quoting prices in such instruments, which may render the Fund or Underlying Funds unable to enter into offsetting transactions with respect to open positions. There is a risk that counterparties may default on their obligations. In addition, it is not possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in currencies different to a Class’ or Underlying Funds’ base currency because the value of those securities is likely to fluctuate as a result of independent factors not related to currency fluctuations. Finally, the daily variation margin deposit requirements applicable to futures contracts where the Manager or a Underlying Fund choose to use them would create an ongoing greater potential financial risk than would options transactions, where the exposure is limited to the cost of the initial premium and transaction costs paid.

High Growth Industry Related Risks. Underlying Funds may have significant investments in the securities of high growth companies (for example, technology, communications and healthcare). These securities may be very volatile. In addition, these companies may face undeveloped or limited markets, have limited products, have no proven profit-making history, may operate at a loss or with substantial variations in operating results from period to period, have limited access to capital and/or be in the developmental stages of their businesses, have limited ability to protect their rights to certain patents, copyrights, trademarks and other trade secrets, or be otherwise adversely affected by the extremely competitive markets in which many of their competitors operate.

Investments in Countries that involve Special Risks. Underlying Funds may invest in securities of issuers and the governments of countries that involve special risks, including political and economic considerations, such as greater risks of expropriation and nationalisation, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments; the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; and certain government policies that may restrict the investment opportunities of Underlying Funds. In addition, because entities in such countries are not subject to uniform accounting, auditing, and financial reporting standards, practices and requirements comparable with those applicable to companies in more developed jurisdictions, there may be different types of, and lower quality, information available about such companies. There is also less regulation, generally, of the securities markets in many such countries than there is in more developed jurisdictions, and such markets may not provide the same protections available in more developed jurisdictions. With respect to certain countries there may be the possibility of political, economic or social instability, the imposition of trading controls, import duties or other protectionist measures, various laws enacted for the protection of creditors, greater risks of nationalisation or diplomatic developments which could materially adversely affect the Underlying Funds’ investments in those countries. Furthermore, individual economies may differ favourably or unfavourably from developed economies in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position. An Underlying Fund’s investment in such countries may also be subject to withholding or other taxes, which may be significant and may reduce the Underlying Fund’s returns.

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Brokerage commissions, custodial services and other costs relating to investment in international securities markets generally are more expensive than in more developed jurisdictions. In addition, clearance and settlement procedures may be different in such countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Investment in sovereign debt obligations of certain governments involve additional risks not present in debt obligations of corporate issuers and large and well developed governments. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or pay interest when due in accordance with the terms of such debt, and a Underlying Fund may have limited recourse to compel payment in the event of a default. A sovereign debtor’s willingness or ability to repay principal and to pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward international lenders, and the political constraints to which the sovereign debtor may be subject. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt to a greater extent than the volatility inherent in debt obligations of other types of issues.

Brexit and the European Union. In an advisory referendum held in June 2016, the United Kingdom electorate voted to leave the European Union. However, at the date of this document the Government of the United Kingdom has not commenced the formal process of doing so under Article 50 of the Lisbon Treaty and it is unclear when it will do so, if at all. Following any such notification, there will be a period of up to two years (which may be further extended by agreement) of exit negotiations before the United Kingdom leaves the European Union. The future economic and political relationship between the United Kingdom and the European Union (and between the United Kingdom and other countries) is uncertain, and a period of economic, political, regulatory and commercial uncertainty is expected in the United Kingdom, in the rest of the European Union and globally. The result of the United Kingdom’s referendum has caused severe currency movements and volatility in global markets, and is likely to continue to do so as events develop. The United Kingdom’s exit from the European Union is expected to result in regulatory changes, which may be adverse to the Manager. The ultimate nature and extent of the impact of these events on the Fund and the Manager uncertain, but may be significant. Other Member States of the European Union may also reconsider their European Union membership. This could result in one or more other countries leaving the European Union, or in major reforms or other changes being made to the European Union or to the Eurozone. The nature and extent of the impact of any such changes on the Fund and the Manager are uncertain, but may be significant.

Restricted and Illiquid Investments. Underlying Funds may invest a portion or all of the value of their assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the United States Securities Act of 1933 or similar legislation of another jurisdiction or, if they are unregistered, may be sold only in a privately negotiated transaction or to certain institutional investors or otherwise pursuant to an exemption from registration. These may include restricted securities that can be offered and sold only to certain types of investors. There may be no limit to the percentage of a Underlying Fund’s net assets that may be invested in illiquid securities.

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Positions in restricted or non-publicly traded securities, securities on certain exchanges and certain futures contracts may be illiquid because certain exchanges limit fluctuations in certain securities and futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular security or futures contract has increased or decreased by an amount equal to the daily limit, positions in that security or contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. This constraint could prevent Underlying Funds from promptly liquidating unfavourable positions and subject the Fund to substantial losses. This could also impair the Fund’s ability to redeem its interest in a Underlying Fund in a timely manner.

There are several risks inherent in all such restricted and illiquid investments. Such investments may be difficult to value and are subject to investment specific price fluctuations as well as market conditions. Moreover, Underlying Funds may have only a limited ability to vary or dispose of their investment portfolio in response to changing economic, financial and investment conditions. No assurance can be given as to when or whether adverse events might occur which could cause significant loss in value to the Fund.

Small Capitalisation Companies. Underlying Funds may invest in securities of small capitalisation companies and recently organised companies and, conversely, Underlying Funds may establish significant short positions in such securities. Historically, such securities have been more volatile in price than those of larger capitalised, more established companies. The securities of small capitalisation and recently organised companies pose greater investment risks because such companies may have limited product lines, distribution channels and financial and managerial resources. In particular, small capitalisation companies may be operating at a loss or have significant variations in operating results; may be engaged in a rapidly changing business with products subject to substantial risk of obsolescence; may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition. In addition, these companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Further, there is often less publicly available information concerning such companies than for larger, more established businesses. The equity securities of small capitalisation companies are often traded over-the-counter or on regional, local or secondary exchanges and may not be traded in the volumes typical on a national securities exchange. Consequently, Underlying Funds or entities in which Underlying Funds invest may be required to dispose of such securities or cover a short position over a longer (and potentially less favourable) period of time than is required to dispose of or cover a short position with respect to the securities of larger, more established companies. Investments in small capitalisation companies may also be more difficult to value than other types of securities because of the foregoing considerations as well as lower trading volumes. Investments in companies with limited operating histories are more speculative and entail greater risk than do investments in companies with an established operating record. Additionally, transaction costs for these types of investments are often higher than those of larger capitalisation companies.

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Leverage and borrowings. The Underlying Funds of the Fund will employ leverage, including through borrowing, for the purpose of making investments. The use of leverage creates special risks and may significantly increase the investment risk of the Underlying Funds of the Fund. Leverage creates an opportunity for greater yield and total return but, at the same time, will increase the exposure of the Underlying Funds of the Fund to capital risk and interest costs. Any investment income and gains earned on investments made through the use of borrowings that are in excess of the interest costs associated therewith may cause the Net Asset Value of the Participating Shares of the Underlying Funds to increase more rapidly than would otherwise be the case. Conversely, where the associated interest costs are greater than such income and gains, the Net Asset Value of the Participating Shares of the Underlying Funds may decrease more rapidly than would otherwise be the case. The use of leverage may expose the Underlying Funds of the Fund to the risk of margin calls or interim margin requirements which may force premature liquidation of investment positions. This may cause the Underlying Funds of the Fund to suffer significant losses even if the value of such investments recovers subsequently.

Market disruptions. The Fund and the Underlying Funds may incur major losses in the event of disrupted markets and other extraordinary events which may affect markets in a way that is not consistent with historical pricing relationships. The risk of loss from a disconnect with historical prices is compounded by the fact that in disrupted markets many positions become illiquid, making it difficult or impossible to close out positions against which the markets are moving. The financing available to the Underlying Funds of the Fund from its banks, dealers and other counterparties will typically be reduced in disrupted markets. Such a reduction may result in substantial losses to the Underlying Funds of the Fund. A sudden restriction of credit by the dealer community has resulted in forced liquidations and major losses for a number of investment funds and other vehicles. Because market disruptions and losses in one sector can cause ripple effects in other sectors, many investment funds and other vehicles have suffered heavy losses even though they were not necessarily heavily invested in credit-related investments. In addition, market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Fund and its Underlying Funds and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk. A financial exchange may from time to time suspend or limit trading. Such a suspension could render it difficult or impossible for the Fund or its Underlying Funds to liquidate affected positions and thereby expose it to losses. There is also no assurance that off-exchange markets will remain liquid enough for the Fund or its Underlying Funds to close out positions.

Market liquidity. The Underlying Funds may be adversely affected by a decrease in market liquidity for the instruments in which they invests which may impair their ability to adjust their positions. The size of the Underlying Funds positions may magnify the effect of a decrease in market liquidity for such instruments. Changes in overall market leverage, deleveraging as a consequence of a decision by any lender not to offer credit or by other counterparties with which the Underlying Funds enter into repurchase/reverse repurchase agreements or derivative transactions, to reduce the level of leverage available, or the liquidation by other market participants of the same or similar positions, may also adversely affect the Underlying Funds.

Nature of investments. The Managers of the Fund and the Underlying Manager of its Underlying Funds will have broad discretion in making investments for the Fund and the Underlying Funds respectively. Investments will generally consist of various instruments and other assets that may be affected by business, financial market or legal uncertainties. There can be no assurance that the Underlying Manager will correctly evaluate the nature and magnitude of the various factors that could affect the value of and return on investments. Prices of investments may be volatile, and a variety of factors that are inherently difficult to predict, such as domestic or international economic and political developments, may significantly affect the results of the activities of the Fund, its Underlying Funds and the value of its investments. Among other things, performance will depend upon the ability of the Underlying Manger to assess the importance of news and events, forecast macro trends, make accurate forecasts about economic and fundamental factors and their potential impact on financial markets. Unexpected movements in interest rates, foreign exchange, credit defaults and spreads, commodity prices, equity values etc. can adversely affect the performance. No guarantee or representation is made that the investment objectives of the Fund or its Underlying Funds will be achieved.

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No minimum size. The Fund may begin operations without attaining any particular level of assets. At low asset levels, the Fund may be unable either to diversify investments as fully as would otherwise be desirable or to take advantage of potential economies of scale, including the ability to obtain the most timely and valuable research and trading information from broker-dealers and other market participants. It is possible that even if the Fund operates for a period with substantial capital, redemptions could diminish the assets of the Fund to a level that does not permit the most efficient and effective implementation of the investment strategies of the Fund.

Overall investment risk. All investments of the Fund and its Underlying Funds risk the loss of capital. The nature of the securities to be purchased and traded by the Fund and its Underlying Funds and the investment techniques and strategies to be employed in an effort to increase profits may increase this risk. Many unforeseeable events, including actions by various government agencies, and domestic and international political events, may cause sharp market fluctuations. Changes in the macroeconomic environment, including, for example, interest rates, inflation rates, industry conditions, competition, technological developments, political events and trends, changes to tax laws, currency exchange rates, regulatory policy, employment and consumer demand and innumerable other factors, can substantially and adversely affect the performance of an investment of the Fund and its Underlying Funds. None of these conditions will be within the control of the Manager and there can be no assurance that the Fund and its Underlying Funds will not incur losses.

Relative value strategy risk. The Underlying Funds of the Fund may pursue relative value strategies by taking long positions in securities believed to be undervalued and short positions in securities believed to be overvalued. Similar relative value strategies may be executed with derivatives, cash assets and/or a combination of these. The success of these strategies is dependent on the Underlying Funds’ ability to exploit relative mispricing among interrelated instruments. Although relative value positions are considered to have a lower risk profile than directional trades (which attempt to exploit overall price movements rather than price differentials), relative value strategies are by no means without risk. Mispricing, even if correctly identified, may not converge within the time frame within which the Underlying Funds of the Fund maintains positions. The Underlying Funds of the Fund may incur a loss in the event that the perceived mispricing underlying positions fail to converge toward, or diverge further from, the expected relationships.

The Underlying Funds’ relative value strategies are subject to the risks of disruptions in historical price relationships, the restricted availability of credit and the obsolescence or inaccuracy of its or third-party valuation models. Market disruptions may also force the Underlying Funds prematurely to close out one or more positions. Such disruptions have in the past resulted in substantial losses for funds employing relative value strategies. A major component of relative value trading involves spreads between two or more positions. To the extent the price relationships between such positions remain constant, no gain or loss may occur. Such positions do, however, entail a substantial risk that the price differential could change unfavourably and, if leveraged, result in increased losses. In addition, changes in the shape of the yield curve can cause significant changes in the profitability of hedging or spreading operations.

Reliance on financial reporting. Strategies implemented by the Fund may rely on the financial information made available by the issuers in which the Fund invests including the Underlying Funds. The Manager will have no ability to independently verify the financial information disseminated by such issuers and is dependent upon the integrity of both the management of these issuers and the financial reporting process in general. Recent events have demonstrated the material losses which investors can incur as a result of corporate (as well as government agency) mismanagement, fraud and accounting irregularities.

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Risk management. The Manager intends to apply a risk management approach that it believes is appropriate for the Fund. The application of any risk management approach involves numerous judgments and qualitative assessments. No risk management system is fail-safe, and no assurance can be given that the Fund’s risk control framework will achieve its objectives. From time to time, without notice to Shareholders, the Manager may modify or change the risk management system and procedures adopted for the Fund.

Short selling. Short selling involves the Underlying Funds of the Fund selling securities that it borrows from a securities lender and is obliged to return at a later date. The Underlying Funds will ordinarily fulfil its obligation to return the borrowed securities by acquiring them on the open market. The Underlying Funds must also pay the securities lender any dividends or interest payable on the securities during the borrowing period and may have to pay a premium to borrow the securities and/or deposit cash of marketable securities with the lender as collateral. Short selling allows the Underlying Funds to profit from a decline in the price of the relevant securities. However if, contrary to the expectations of the Underlying Manager, the price of the relevant securities increases, the Underlying Funds of the Fund will suffer a loss equal to the difference between the cost of acquiring the securities and the net proceeds from the sale. A short sale theoretically creates the risk of an unlimited loss, in that there is no limit on how much the price of the security may appreciate before the short position is closed out.

There can be no assurance that the securities necessary to cover a short position will be available for purchase by the Underlying Funds of the Fund. If the lender requires that the securities be returned on short notice it may be necessary to replace the borrowed securities with purchases on the open market at a disadvantageous time, possibly at prices significantly in excess of the proceeds received from originally selling the securities short. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating any loss. In addition, if a sufficient number of market participants have entered into a short position, the short position may not react in the same way as a security would with no or limited short interest. In the case of a market downturn the short position may not provide the investment return the Manager expected. In certain circumstances it may be difficult to establish a desired short position, whether due to limited supply of the security available for borrowing, regulatory restrictions or otherwise. As a result the ability of the Underlying Manager to fulfil the investment objective(s) of the Underlying Funds may be constrained.

Tax considerations. Where the Fund or its Underlying Funds invest(s) in securities that are not subject to withholding tax at the time of acquisition, there can be no assurance that tax may not be withheld in the future as a result of any change in applicable laws, treaties, rules or regulations or the interpretation thereof. The Fund or its Underlying Funds may not be able to recover such withheld tax and so any such change could have an adverse effect on the Net Asset Value. Where the Underlying Funds of the Fund sell securities short that are subject to withholding tax at the time of sale, the price obtained will reflect the withholding tax liability of the purchaser. In the event that in the future such securities cease to be subject to withholding tax, the benefit thereof will accrue to the purchaser and not to the Underlying Funds of the Fund.

Trading strategies. There can be no assurance that the specific trading strategies utilised for the Fund or its Underlying Funds will produce profitable results. Profitable trading is often dependent on anticipating trends or trading patterns. Markets subject to random price fluctuations, rather than defined trends or patterns, may generate a series of losing trades. There have been periods in the past when the markets have been subject to limited and ill-defined price movements, and such periods may recur. Any factor which may lessen major price trends (such as governmental controls affecting the markets) may reduce the prospect for future trading profitability. Any factor which would make it difficult to execute trades, such as reduced liquidity or extreme market developments resulting in limit moves, could also be detrimental to profits. The best trading strategy, whether based on fundamental or technical analysis, will not be profitable if there are no trends of the kind it seeks to follow. No assurance can be given that the techniques and strategies of the Manager(s) of the Fund or the Underlying Manager of its Underlying Funds will be profitable in the future.

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Transaction costs. The Fund and its Underlying Funds are obligated to pay brokerage commissions and related transaction fees and costs, which can be substantial, regardless of whether their trading activities are profitable. The Fund also must pay its own fees and operating and administrative expenses. It will be necessary for the Fund and its Underlying Funds to achieve gains in excess of these aggregate fees and costs in order for Shareholders to realise an increase in the Net Asset Value of their Participating Shares. There can be no assurance that the Fund and its Underlying Funds will be able to achieve such, or any, appreciation of its assets.

Trend following. The Underlying Manager may use computer pricing models to identify apparently overpriced or underpriced options in relationship to an assumed norm. In addition, models may be used which analyse price and other fluctuations over time in order to discern and predict trends. Trading based on such analyses is subject to the risks that prices will not increase or decrease as predicted by the analysis, or that trades dictated by the analysis may not be executed in time to take advantage of the price disparities. This latter risk is likely to materialise when numerous market makers use similar analyses, all of which dictate the desirability of executing identical or similar contracts. In the past, there have been periods without identifiable trends and, presumably, such periods will continue to occur. Trading models or analyses that depend upon the forecasting of trends will not be profitable if there are not identifiable trends of the kind that the models or analyses seek to follow. Any factor which would make it more difficult to execute trades in accordance with the models or analyses signals, such as a significant lessening of liquidity in a particular market, would also be detrimental to profitability.

Undervalued and overvalued securities. One of the objectives of the Underlying Funds of the Fund will be to identify and invest in undervalued and/or overvalued securities. The identification of investment opportunities in undervalued and overvalued securities is a difficult task, and there can be no assurance that such opportunities will be successfully recognised. While investment in undervalued and overvalued securities offer opportunities for above-average capital appreciation, these investments involve a high degree of financial risk and can result in substantial losses. The Underlying Funds of the Fund may make certain speculative investments in securities which the Underlying Manager believes to be undervalued or overvalued. However, there can be no assurance that the securities purchased will in fact be undervalued or overvalued (as appropriate). In addition, the Underlying Funds of the Fund may be required to maintain positions in such securities for a substantial period of time before realising their anticipated value. During this period, a portion of the Underlying Funds of the Fund’s capital may be committed to the securities, thus possibly preventing the Underlying Funds of the Fund from investing in other opportunities. In addition, the Underlying Funds of the Fund may finance any such purchases with borrowed funds and thus will have to pay interest on such funds during such waiting period.

Price Limits (so-called “Circuit Breakers”). Certain exchanges do not permit trading at prices that represent a fluctuation in price during a single days trading beyond certain set limits. If prices fluctuate during a single days trading beyond those limits, which conditions have in the past sometimes lasted for several days in certain contracts, the Underlying Funds could be prevented from promptly liquidating unfavorable positions and thus be subject to substantial losses.

Position Limits. “Position limits” imposed by various regulators may limit the Underlying Funds’ ability to effect desired trades. Position limits are the maximum amounts of net long or net short positions that any one person or entity may own or control in a particular Instrument. All positions owned or controlled by the same person or entity, even if in different accounts, may be aggregated for purposes of determining whether the applicable position limits have been exceeded. Thus, even if the Underlying Funds do not intend to exceed applicable position limits, it is possible that different accounts managed by the Underlying Manager and their affiliates may be aggregated. If at any time positions managed by the Underlying Manager and their affiliates exceed applicable position limits, the Underlying Manager would be required to liquidate positions, which might include positions of the Underlying Funds, to the extent necessary to come within those limits. Further, to avoid exceeding the position limits, the Underlying Funds might have to forego or modify certain of its contemplated trades. In addition, it is possible that one or more regulators may change applicable position limits. In such cases, the Underlying Manager may be required to liquidate positions, which might include positions in the Underlying Funds, to the extent necessary to come within the revised limits. Further, any such position limit change may lead to losses in the Underlying Funds portfolio based on dislocation in the market generally.

Investing in managed accounts. From time to time the Fund may establish or invest in individual accounts managed by unaffiliated portfolio managers (collectively, Managed Accounts). Managed Accounts are typically not subject to the limitations on liability generally offered by collective investment vehicle. Accordingly, if a Managed Account employs leverage, the Fund would be subject to the risk of losses beyond its allocation of assets to such Managed Account.

This list of risk factors does not purport to be complete. Nor does it purport to be an entire explanation of the risks involved in an investment in the Fund. A potential investor should read this Memorandum in its entirety as well as consult with its own legal, tax and financial advisers before deciding to invest in the Fund.

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Conflicts of Interest

The Directors, the Manager, the Investment Advisor, the Administrator and any prime broker, custodian or broker appointed by or in respect of the Fund, and their respective directors, officers and employees may, from time to time, act as director, promoter, manager, investment manager, investment adviser, registrar, administrator, transfer agent, trustee, custodian, broker, distributor or placing agent to, or be otherwise involved in, other collective investment schemes which have similar investment objectives to those of the Fund. Similarly, one or more of them may provide discretionary fund management or ancillary administration, custodian or brokerage services to investors with similar investment objectives to those of the Fund. Consequently, any of them may, in the course of their business, have potential conflicts of interests with respect to the Fund. Each will at all times have regard to its obligations to the Fund and will endeavour to resolve such conflicts fairly.

Manager and Investment Advisor

The Manager and the Investment Advisor are engaged in the business of discretionary investment management and advising clients, which may include other investment vehicles, in the purchase and sale of securities and financial instruments. In managing other clients’ assets or advising other clients, the Manager and/or the Investment Advisor may use the information and trading strategies which it obtains, produces or utilises in the performance of services in respect of the Fund.

The Manager and/or the Investment Advisor may have conflicts of interest in managing the assets of the Fund because its compensation for managing and/or advising other investment vehicles or accounts may exceed its compensation for managing the assets of the Fund, thus providing an incentive to prefer such other investment vehicles or accounts. Moreover, if the Investment Advisor makes trading decisions in respect of such investment vehicles or accounts and in respect of the Fund at or about the same time, the Fund may be competing with such other investment funds or accounts for the same or similar positions. The Investment Advisor will endeavour to allocate all investment opportunities on a fair and equitable basis between the Fund and those other investment vehicles and accounts.

The Manager, the Investment Advisor and/or any of their associates may invest, directly or indirectly, in assets which may also be purchased or sold by the Fund. None of the Manager, the Investment Advisor or any of their associates shall be under any obligation to account to the Fund in respect of (or share with the Fund or inform the Fund of) any such transaction or any benefit received by any of them from any such transaction.

The Fund has been established and promoted at the request of the Manager and the Investment Advisor. Accordingly the selection of the Manager and the Investment Advisor and the terms of their appointment, including the fees and compensation payable under the Management Agreement, are not the result of arms-length negotiations.

Directors

Shi Hongtao and Sze Chi Tak are the directors of the Manager which may receive a Management Fee and may receive a Performance Fee in respect of its services as Manager of the Fund. Leung Ka Yee Andrew and Sze Chi Tak are the directors of the Investment Advisor which will receive fees from the Manager in respect of its services as Investment Advisor. The fiduciary duties of the Directors may compete with or be different from the interests of the Manager and the Investment Advisor. At all times, so far as practicable, the Directors will have regard to their obligations to act in the best interests of the Fund and will seek to ensure that any conflict of interest is resolved fairly.

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A Director may be a party to, or otherwise interested in, any transaction or arrangement with the Fund or in which the Fund is otherwise interested. The Director will not be liable to account to the Fund for any profit he derives from such a transaction or arrangement provided the nature and extent of any material interest has been disclosed to the other Directors.

A Director who has an interest in any particular business to be considered at a meeting of the Directors may be counted for the purpose of determining whether the meeting is duly constituted and may vote at such meeting provided that the interest has been disclosed.

Save as disclosed in this Memorandum, no Director has any interest, direct or indirect, in the promotion of, or in any assets which are proposed to be acquired, disposed of by or leased to, the Fund. Save as disclosed in this Memorandum, no Director has a material interest in any contract or arrangement entered into by the Fund which is unusual in nature or conditions or significant in relation to the business of the Fund, nor has any Director had such an interest since the Fund was incorporated.

Soft dollar arrangements

The Manager or Investment Advisor may receive goods or services from a broker or a dealer in consideration for directing transaction business for the account of the Fund to such broker or dealer provided that (i) the goods or services are of demonstrable benefit to the Fund, and (ii) the transaction execution is consistent with best execution standards and the brokerage rates are not in excess of customary full service brokerage rates.

Goods and services may include research and advisory services, economic and political analysis, portfolio analysis (including valuation and performance measurement), market analysis, data and quotation services, clearing and custodian services and investment-related publications. The goods and services which the Manager or Investment Advisor receives will not include any goods and services prohibited from time to time by any code or guidelines issued by any relevant regulatory authority.

The Fund may be deemed to be paying for these services with “soft” dollars. Although the Manager or Investment Advisor believes that the Fund will demonstrably benefit from the services obtained with soft dollars generated by trades, the Fund does not benefit from all of these soft dollar services. The Manager or Investment Advisor and other accounts managed by the Manager or Investment Advisor or its affiliates also derive substantial direct or indirect benefits from these services, particularly to the extent that the Manager or Investment Advisor uses soft dollars to pay for expenses the Manager or Investment Advisor would otherwise be required to pay itself.

The relationships with brokerage firms that provide soft dollar services to the Manager or Investment Advisor may influence the Manager or Investment Advisor’s judgement in allocating brokerage business and create a conflict of interest in using the services of those brokers to execute transactions. The brokerage commissions paid to those firms, will not, however, differ materially from, nor will they be in excess of, customary full brokerage commissions payable to other firms for comparable services.

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Taxation

General

The following is based on the Fund’s understanding of certain aspects of the law and practice currently in force in the Cayman Islands and Hong Kong. The comments below are based on laws, regulations, guidelines, published administrative rulings and judicial decisions currently in effect, all of which may change or be subject to different interpretations, possibly with retroactive effect. Any such changes could adversely affect the comments made below. There can be no guarantee that the tax position at the date of this Memorandum or at the time of an investment will endure indefinitely.

In view of the number of different jurisdictions where local laws may apply to Shareholders, the comments below do not address the tax consequences to potential investors of the purchase, ownership and disposition of Participating Shares. Prospective investors are urged to consult their own tax advisers in determining the possible tax consequences to them under the laws of the jurisdictions of which they are citizens, residents or domiciliaries, jurisdictions in which they conduct business and jurisdictions in which they purchase, hold, redeem or dispose of Participating Shares. The comments below do not constitute tax advice.

Cayman Islands

The Fund is not subject to any income, withholding or capital gains taxes in the Cayman Islands.

The Fund is registered as an exempted company, limited by shares, under Cayman Islands law. As such, it has received an undertaking from the Governor-in-Cabinet that, for a period of 20 years from the date of the undertaking, no law subsequently enacted in the Cayman Islands that imposes any tax to be levied on profits, income, gains or appreciations will apply to the Fund or its operations.

Shareholders will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to their Participating Shares and dividends received on those Participating Shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands. There are no exchange controls in the Cayman Islands.

Hong Kong

The Fund has not registered, and does not intend to register, a branch in Hong Kong pursuant to Part XI of the Companies Ordinance of Hong Kong. It is not intended that the Fund will have any place of business in Hong Kong. However, the Fund may be considered to be carrying on a business in Hong Kong by virtue of the activities of the Investment Advisor. As such no assurance can be given that the Fund will not be considered by the Hong Kong Inland Revenue Department to be subject to Hong Kong profits tax.

Hong Kong imposes profits tax at a flat rate of 16.5 per cent on incorporated persons, such as the Fund, on profits which arise in or are derived from Hong Kong, from the carrying on of a trade, business or profession in Hong Kong. Capital gains derived from the sale of investments are not generally considered to be profits for Hong Kong tax purposes and thus are not subject to any Hong Kong tax. However, gains which are considered to be derived from a trading activity, as opposed to mere investment activity, carried on in Hong Kong may potentially be subject to Hong Kong profits tax.

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Under the Revenue Ordinance of Hong Kong (the Ordinance), as amended by the Revenue (Profits Tax Exemption for Offshore Funds) Ordinance of Hong Kong, the Fund should be exempted from potential profits tax liability in respect of certain transactions, provided the specific requirements under the Ordinance are met. It is intended that the affairs of the Fund will be conducted and managed, so far as possible, in a manner which complies with the condition for exemption under the Ordinance and so minimises the risk of any potential liability to Hong Kong profits tax. However, no assurance can be given that profits from the disposal of certain investments will not give rise to a liability for profits tax in Hong Kong.

There is no Hong Kong withholding tax on dividends and interest.

Distributions by the Fund should generally not be subject to Hong Kong profits tax. The Ordinance, however, contains certain anti-avoidance and “round-tripping” provisions which deem certain Hong Kong residents to have derived assessable profits from an offshore fund from securities transactions made by the offshore fund. This is notwithstanding the fact that the offshore fund is itself exempted and despite no distribution being made by the offshore fund. These deeming provisions may apply, inter alia, where the Hong Kong resident, alone or with his associates, holds 30 per cent or more of the beneficial interest in the relevant offshore fund or where such Hong Kong resident is an associate of the offshore fund.

The register of Shareholders will be maintained outside Hong Kong. Accordingly the Participating Shares will not constitute Hong Kong stock for the purposes of the Stamp Duty Ordinance of Hong Kong and a charge to Hong Kong stamp duty should not arise on the redemption or transfer of any Participating Shares.

Other jurisdictions

It is possible that certain dividends, interest and other income received by the Fund from sources within certain countries may be subject to withholding taxes imposed by such countries. The Fund may also be subject to capital gains taxes or other taxes in some of the countries where it purchases and sells securities or otherwise conducts business. It is impossible to predict in advance the rate of tax that will be paid since the amount of the assets of the Fund to be invested in various countries is uncertain.

Compliance with automatic exchange of information legislation

US Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the US Internal Revenue Code (referred to as FATCA) will impose a withholding tax of 30 per cent on certain US-sourced gross amounts paid to certain “Foreign Financial Institutions”, including the Fund, unless various information reporting requirements are satisfied. Amounts subject to withholding under these rules generally include gross US-source dividend and interest income, gross proceeds from the sale of property that produces dividend or interest income from sources within the US and certain other payments made by “Participating Foreign Financial Institutions” to “recalcitrant account holders” (so called “foreign pass thru payments”).

The Cayman Islands Government has entered into a Model 1 intergovernmental agreement with the United States (the US IGA) and implemented domestic regulations to facilitate compliance with FATCA. To comply with its obligations under applicable legislation, the Fund will be required to report FATCA information to the Cayman Islands Tax Information Authority (the Cayman TIA) which in turn will report relevant information to the United States Internal Revenue Service (IRS). To avoid withholding under FATCA, the Fund may request additional information from any Shareholder and its beneficial owners (that may be disclosed to the Cayman TIA and the IRS) to identify whether Participating Shares are held directly or indirectly by “Specified US Persons” (as defined in the US IGA). If the Fund is not able to comply with reporting requirements under the US IGA (whether due to a failure of one or more Shareholders to provide adequate information or otherwise), the 30 per cent withholding tax under FATCA could apply to the Fund.

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UK requirements regarding tax reporting

The Cayman Islands Government has also signed an intergovernmental agreement with the United Kingdom (the UK IGA) in a broadly similar form to the US IGA. The UK IGA and the Cayman Islands implementing regulations impose similar requirements to the US IGA, so that the Fund will be required to identify Participating Shares held directly or indirectly by “Specified United Kingdom Persons” (as defined in the UK IGA) and report information on such Specified United Kingdom Persons to the Cayman TIA. The Cayman TIA will then exchange such information annually with HM Revenue & Customs, the United Kingdom tax authority.

OECD Common Reporting Standard requirements regarding tax reporting

The OECD has adopted a “Common Reporting Standard” (CRS), which is intended to become an international standard for financial account reporting. The Cayman Islands Government is a signatory to the multi-lateral competent authority agreement (MCAA) that will be adopted by all jurisdictions committing to the CRS (each a Participating Jurisdiction). Participating Jurisdictions that have committed to adopt the CRS and the MCAA will become Reportable Jurisdictions when they implement local legislation and it is expected that the first exchanges of information under this regime will begin in 2017. Under the Cayman Islands implementing regulations (the CRS Regulations) the Fund will be required to make an annual filing in respect of Shareholders who are resident in a Reportable Jurisdiction or whose “Controlling Persons” are resident in a Reportable Jurisdiction and who are not covered by one of the limited exemptions in the CRS Regulations. The MCAA and reporting obligations under the CRS Regulations are very similar to the UK IGA and will eventually replace the UK IGA.

A list of Participating Jurisdictions is available on the Cayman TIA website (www.tia.gov.ky). The list of Reportable Jurisdictions is expected to be published by the Cayman TIA in due course.

Implications for Shareholders

In order to comply with the US IGA, the UK IGA, the MCAA and the relevant domestic legislation (collectively AEOI Legislation), the Fund may be required to disclose certain confidential information provided by Shareholders to the Cayman TIA, which in turn will report the information to the relevant foreign fiscal authority. In addition, the Fund may at any time require a Shareholder to provide additional information and/or documentation which the Fund may be required to disclose to the Cayman TIA.

If a Shareholder does not provide the requested information and/or documentation, whether or not that actually leads to compliance failures by the Fund, or a risk of the Fund being subject to any withholding tax or other liability or being required to withhold amounts from distributions to be made to any Shareholder, the Fund may take any action and/or pursue any remedy at its disposal. Such action or remedy may include the compulsory redemption of some or all of the Participating Shares held by the Shareholder concerned or the conversion of such Participating Shares into Participating Shares of another Class.

To the extent the Fund incurs any costs or suffers any withholding as a result of a Shareholder’s failure, or is required by law to apply a withholding against the Shareholder, it may set off such amount against any payment otherwise due from the Fund to the Shareholder or may allocate such amount to the Participating Shares held by such Shareholder. No Shareholder affected by any such action or remedy shall have any claim against the Fund for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of the Fund in order to comply with the AEOI Legislation.

Shareholders are encouraged to consult their own advisors regarding the possible application of the AEOI Legislation and the potential impact of the same, on any their investment in the Fund.

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Financial Information and Reports

Financial year

The financial year of the Fund will end on 31 December in each year.

Financial statements

The books and records of the Fund will be audited as at the end of each financial year by the Auditors. The first audit will be for the period beginning on the commencement of the operations of the Fund and ending on 31 December 2017. The financial statements of the Fund will be presented in US Dollars and prepared in accordance with IFRS, unless the Directors otherwise deem appropriate.

Once the Fund is registered as a regulated mutual fund, the Fund is required to file copies of the audited financial statements with CIMA within six months of the end of each financial year.

Auditors

Deloitte & Touche acts as the Auditors for the Fund. The Directors may replace the Auditors without prior notice to Shareholders.

Deloitte & Touche have consented in writing to their appointment as the Auditors of the Fund. The engagement letter to be entered into between the Fund and the Auditors will contain provisions limiting the liability of the Auditors, arising out of or in connection with the engagement to an amount equal to three times the fees paid except to the extent finally determined to have resulted from the wilful or intentional neglect or misconduct or fraudulent behaviour of the Auditors.

Other release and indemnity provisions are also contained in the engagement letter relating to consequential loss, third party claims and fraudulent acts or omissions, misrepresentations or wilful default on the part of the Fund, its directors, employees or agents. The engagement letter will also require that any claim arising in connection with the engagement be brought against the Auditors within one year of the Directors becoming aware of the facts which give rise to the alleged liability of the Auditors and in any event within three years of the act or omission alleged to have caused the loss in question or the termination of the Auditors’ appointment.

Reports to Shareholders

Each Shareholder will be provided with a copy of an annual report that will include audited financial statements within six months of the end of each financial year of the Fund. Shareholders will also be provided with a monthly report on the investment performance of the Fund.

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General

The Fund

The Fund is an exempted company incorporated with limited liability under the Companies Law. Its constitution is defined in the Articles. The Fund’s objects, as set out in clause 4 of its Articles, are unrestricted and so include the carrying on of the business of an investment company.

All Shareholders are entitled to the benefit of, are bound by and are deemed to have notice of, the memorandum of association and articles of association of the Fund. The liability of a Shareholder is limited to the amount, if any, unpaid on its Participating Shares. As Participating Shares may only be issued if they are fully paid, a Shareholder will not be liable for any debt, obligation or default of the Fund beyond its investment in the Fund.

Share capital of the Fund

The Fund has an authorised share capital of US$50,000 which is made up of 100 Management Shares of US$0.01 par value each and 4,999,900 Participating Shares of US$0.01 par value each which may be issued in respect of different Classes.

The Directors are authorised under the Articles to resolve from time to time the Class to which Participating Shares are to be designated.

Subject to the provisions of the Articles and the Companies Law, the Fund may increase or reduce its authorised share capital, divide all or any of its share capital into Participating Shares of a smaller amount or combine all or any of its share capital into Participating Shares of a larger amount.

The Articles provide that unissued Participating Shares are at the disposal of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Directors may determine. All Participating Shares will be issued in registered form only.

There are no provisions under the laws of the Cayman Islands or under the Articles conferring pre-emption rights on the holders of Participating Shares or Management Shares. No capital of the Fund is under option or agreed conditionally or unconditionally to be put under option.

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Rights of the Management Shares

The Management Shares are held by the Manager.

The Management Shares do not participate in the profits and losses of the Fund and carry no right to dividends. On the winding up of the Fund, the holder of the Management Shares is only entitled to receive its paid-up capital of US$0.01 per Management Share. Management Shares are not redeemable.

The holder of the Management Shares has the right to vote (to the exclusion of the holders of the Participating Shares) in respect of all matters relating to the Fund.

Rights of the Participating Shares

Participating Shares confer the following rights on Shareholders:

•	As to voting. The holders of Participating Shares have no right to vote except as described under “Variation of rights attaching to a Class” below and, for so long as the Fund is not registered with CIMA (or if the holder of the Management Shares resolves to relinquish its right to appoint or remove the Directors,), on any resolution to appoint or remove a Director.

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•	As to income. The holders of Participating Shares have the right to receive dividends declared in respect of the relevant Class. Participating Shares within each Class carry an equal right to such dividends as the Directors may declare.

•	As to redemption. The holders of Participating Shares have the right to redeem their Participating Shares on the terms set out in this Memorandum and the Articles.

•	As to capital. The holders of Participating Shares have the right on the winding up or dissolution of the Fund, to participate in the surplus assets of the Fund in proportion to the aggregate Net Asset Value per Share of the Participating Shares held by each of them.

Variation of rights attaching to a Class

The rights attaching to Participating Shares of any Class, as described above, may only be varied with the consent in writing of Shareholders holding two-thirds of the Participating Shares of the Class affected by the proposed modification or with the sanction of a resolution passed at a meeting of the holders of Participating Shares of the Class affected by not less than two-thirds of the votes cast.

Seven days’ prior notice will be given of any meeting of the holders of Participating Shares of the relevant Class. The quorum will be one or more persons holding (or representing by proxy) not less than one-third of the issued Participating Shares of the relevant Class. The Directors may treat two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration. At any meeting, all voting will be on a poll and each holder who is present in person or by proxy will have one vote for every US$1.00 of the aggregate Net Asset Value of the Participating Shares held.

The Directors may determine to treat two or more Classes as comprising a single Class for these purposes if they determine that all such Classes will be affected in the same way by the proposed variation of the rights attaching to the Participating Shares of such Classes.

Any resolution by the holder of the Management Shares to relinquish its right to appoint or remove Directors will not be deemed to modify the rights attaching to any Class.

Side letters

The Fund may enter into side letters with certain prospective or existing Shareholders whereby such Shareholders may be subject to terms and conditions that are more advantageous than those set out in this Memorandum. Such terms and conditions may, for example, provide for special rights to make future investments in the Fund; special redemption rights (whether relating to frequency, notice, a reduction or rebate in fees or otherwise) and/or rights to receive reports in relation to the Fund on a more frequent basis and such other rights as may be agreed with such Shareholders. The modifications are solely at the discretion of the Directors and may, amongst other things, be based on the size of the relevant Shareholder’s investment in the Fund or affiliated investment entity, an agreement by the Shareholder to maintain such investment in the Fund for a significant period of time or other commitment by the Shareholder.

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Amendments to the Articles

Except as described under “Variation of rights attaching to a Class” above, the holder of the Management Shares may, by special resolution, amend the Articles.

Winding up and termination

The Fund may voluntarily commence to wind up and dissolve by a special resolution of the holder of the Management Shares.

The Articles provide that the business of the Fund shall continue for so long as the Fund holds assets, irrespective of whether the Directors have determined that the Fund shall not acquire any further investments. Accordingly, the investments of the Fund may be managed for the sole purpose of realising all investments in anticipation of the termination of the business of the Fund (the Realisation). Unless the Directors consider it is in the best interests of the Fund that it be placed into liquidation under the Companies Law, the Realisation shall be managed by the Directors, together with, if the Directors so determine, the Manager and/or the Investment Advisor. If the Directors determine that the Manager and/or the Investment Advisor is to manage the Realisation, the appointment of the Manager and/or the Investment Advisor will continue on the terms of the agreement then in force unless the Directors determine otherwise.

General meetings

As a Cayman Islands exempted company, the Fund is not required to hold annual general meetings of Shareholders.

General meetings of Shareholders may be called by the Directors and will be called upon the written request of Shareholders entitled to exercise 10 per cent or more of the voting rights. Seven days’ prior notice will be given of any general meeting. The quorum will be two or more Shareholders present in person or by proxy. At any meeting, each Shareholder who is present in person or by proxy will have one vote on a show of hands and on a poll will have one vote for every US$1.00 of the aggregate Net Asset Value of the Participating Shares held. Votes may be cast in person or by proxy.

Directors’ report

The Fund has not, since its incorporation, commenced operations, declared any dividends or made up any accounts. The Fund does not have, nor since its incorporation has it had, any employees, nor is it expected to have any in the future.

Since its incorporation the Fund has not been, nor is it currently, engaged in any litigation or arbitration. So far as the Directors are aware, no litigation or claim is pending or threatened against the Fund.

Regulation

The Fund has not been registered with or approved by CIMA, nor has any other regulatory authority in the Cayman Islands has approved this Memorandum, any Appendix or the offering of the Participating Shares. Pursuant to section 4(4) of the Mutual Funds Law, the Fund is not, and for as long as it has no more than fifteen investors (a majority of whom are capable of appointing or removing the Directors) will not be required to be registered with CIMA as a mutual fund.

The Fund intends to submit an application to register the Fund with CIMA pursuant to section 4(3) of the Mutual Funds Law so that the Fund becomes a "regulated mutual fund" for the purposes of the Mutual Funds Law. Until such registration has been approved by CIMA, the Fund will not accept more than fifteen investors, a majority of whom are capable of appointing or removing the Directors. Any such registration will not, however, imply that CIMA or any other regulatory authority in the Cayman Islands has approved this Memorandum, any Appendix or the offering of the Participating Shares.

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For registration of the Fund as a mutual fund under section 4(3) of the Mutual Funds Law, the Fund will need to file with CIMA a copy of this Memorandum and certain details of this Memorandum, as required by the Mutual Funds Law. The Fund will also need to pay the prescribed initial registration fee as required by the Mutual Funds Law.

The Fund’s continuing obligations following future registration under the Mutual Funds Law are (i) to file with CIMA prescribed details of any changes to this Memorandum, (ii) to file annually with CIMA accounts audited by an approved auditor and an annual return containing certain key statistical data, and (iii) to pay the relevant prescribed annual fee.

When the Fund is registered as a regulated mutual fund, the Fund will be subject to the supervision of CIMA. At any time, CIMA may instruct the Fund to have its accounts audited and to submit them to CIMA within a specified time. Failure to comply with any supervisory request by CIMA may result in substantial fines. CIMA has wide powers to take certain actions if certain events occur. For instance, it has wide powers to take action if it is satisfied that a regulated mutual fund (i) is or is likely to become unable to meet its obligations as they fall due, or (ii) is carrying on or is attempting to carry on business or is winding up its business voluntarily in a manner that is prejudicial to its investors or creditors.

The powers of CIMA include (i) the power to require a Director to be replaced, (ii) the power to appoint a person, at the expense of the Fund to advise the Fund on the proper conduct of its affairs, and (iii) the power to appoint a person, at the expense of the Fund, to assume control of the affairs of the Fund, including for the purpose of terminating the business of the Fund. CIMA also has other remedies available to it including applying to the courts of the Cayman Islands for approval of other actions, and requiring the Fund to re-organise its affairs in a manner specified by CIMA.

Material contracts

The following contracts, which are or may be material, have been entered into by or in respect of the Fund:

(a)	a management agreement between the Fund and the Manager pursuant to which the Manager was appointed to provide certain management services to the Fund;

(b)	an investment advisory agreement between the Investment Advisor and the Manager pursuant to which the Investment Advisor was appointed to provide certain investment management services to the Fund; and

(c)	an administration agreement between the Fund and the Administrator pursuant to which the Administrator was appointed to provide administration services to the Fund.

These contracts are summarised in the section headed “Management and Administration” above.

Documents available for inspection

Subject to any applicable confidentiality provisions, the following documents are available for inspection during normal business hours, on any day (except Saturdays, Sundays and public holidays) at the registered office of the Fund:

(a)	the Articles;

(b)	the Companies Law;

(c)	the material contracts described above; and

(d)	the most recent financial statements of the Fund.

Copies of these documents may be obtained free of charge from the Manager or Investment Advisor.

Enquiries

Enquiries concerning the Fund and this offering (including information concerning subscription procedures) should be directed to the Investment Advisor at the address set out in the Directory.

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ANNEX - RESTRICTIONS ON DISTRIBUTION

Cayman Islands: No invitation may be made to the public in the Cayman Islands to subscribe for the Participating Shares.

Hong Kong: WARNING: The contents of this Memorandum have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document you should obtain independent professional advice. This Memorandum has not been registered by the Registrar of Companies in Hong Kong. The Fund is a collective investment scheme as defined in the Securities and Futures Ordinance of Hong Kong (the SFO) but has not been authorised by the Securities and Futures Commission pursuant to the SFO. Accordingly, the Participating Shares may only be offered or sold in Hong Kong to persons who are “professional investors” within the meaning of the SFO or in circumstances which are permitted under the Companies Ordinance of Hong Kong and the SFO. In addition, this Memorandum may not be issued or possessed for the purposes of issue, whether in Hong Kong or elsewhere, and the Participating Shares may not be disposed of to any person unless such person is outside Hong Kong, such person is a “professional investor” within the meaning of the SFO or as otherwise may be permitted by the SFO.

Japan: The Participating Shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law no. 25 of 1948, as amended) and, accordingly, none of the Participating Shares nor any interest in them may be offered or sold, directly or indirectly, in Japan or to, or for the benefit, of any Japanese person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time. For this purpose, a “Japanese person” means any person resident in Japan, including any corporation or other entity organised under the laws of Japan.

Korea: The Participating Shares have not been registered under the Securities and Exchange Act of Korea and none of the Participating Shares may be offered, sold or delivered, directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea.

People’s Republic of China: The Memorandum does not constitute a public offer of the Participating Shares, whether by sale or subscription, in the People’s Republic of China. The Participating Shares are not being offered or sold directly or indirectly in the People’s Republic of China to or for the benefit of, legal or natural persons of the People’s Republic of China.

Republic of China (Taiwan): The Participating Shares may not be sold, issued or offered in Taiwan. No person or entity in Taiwan has been authorised to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Participating Shares.

Singapore: The offer or invitation which is the subject of this Memorandum does not relate to a collective investment scheme which is authorised under Section 286 of the Securities and Futures Act, Chapter 289 of Singapore (the SFA) or recognised under Section 287 of the SFA. The Fund is not authorised or recognised by the Monetary Authority of Singapore (MAS) and Participating Shares are not allowed to be offered to the retail public. Each of this Memorandum and any other document or material issued in connection with the offer or sale is not a prospectus as defined in the SFA. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. You should consider carefully whether the investment is suitable for you.

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This Memorandum has not been registered as a prospectus with MAS. Accordingly, this Memorandum and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Participating Shares may not be circulated or distributed, nor may Participating Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 304 of the SFA, (ii) to a relevant person pursuant to Section 305(1), or any person pursuant to Section 305(2), and in accordance with the conditions, specified in Section 305 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Generally: The distribution of this Memorandum and the offering of Participating Shares may be restricted in certain jurisdictions. The above information is for general guidance only, and it is the responsibility of any person or persons in possession of this Memorandum and wishing to make application for Participating Shares to inform themselves of, and to observe, all applicable laws and regulations of any relevant jurisdiction. Prospective applicants for Participating Shares should inform themselves as to legal requirements also applying and any applicable exchange control regulations and applicable taxes in the countries of their respective citizenship, residence or domicile.

This Memorandum does not constitute an offer or solicitation to any person in any jurisdiction in which such offer or solicitation is not authorised or to any person to whom it would be unlawful to make such offer or solicitation.

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APPENDIX 1

Class A Shares

Prestige Global Allocation Fund (the “Fund”) is offering Participating Shares designated as “Class A Shares” (the “Shares”) for subscription. Applicants for Shares must submit a completed Subscription Agreement ten (10) Business Days in advance and cleared funds five (5) Business Days in advance of the Subscription Date specified in the Memorandum dated 1 March 2017 (the “Memorandum”) to the Administrator. Investment in the Fund involves significant risks. Investors’ attention is drawn to the risks outlined in the section headed “Risk Factors” in the Memorandum.

All disclosures in the Memorandum continue to be effective as written. All capitalized terms which are not defined in this appendix shall have the meaning given to them in the Memorandum. This appendix shall have no effect unless accompanied by the Memorandum. This appendix is deemed to be incorporated into the Memorandum its entirety.

The Shares shall be offered on the terms set out as follows:

1.	Subscription Fee:

A subscriber for the Shares will be required to pay a Subscription Fee up to one and a quarter (1.25) per cent of the Subscription Amount on the execution of the Subscription Agreement. The Subscription Fee is taken out of the Subscription Amount.

The Subscription Fee will be for the account of the Manager and shall be separate to the subscription monies paid for the Participating Shares as calculated based on the Subscription Price, and only such net subscription monies shall be considered as the amount paid for the Participating Shares. The Manager may waive or reduce such Subscription Fee, either generally or in any particular case.

2.	Management Fee:	The Fund will pay the Manager a Management Fee, of one-twelfth (1/12) of 1.5 per cent per month of the Net Asset Value attributable to the Shares (before deduction of that months’ Management Fee and before making any deduction for any accrued Performance Fee) as at the last Valuation Day in each month, adjusted for any subscriptions and redemptions during the month. The Manager may waive or reduce such Management Fee, either generally or in any particular case.

3.	Performance Fee:

For each Calculation Period, the Performance Fee in respect of each Share will be equal to thirteen and a half (13.5) per cent of the appreciation in the Net Asset Value per Share during that Calculation Period above the Peak Net Asset Value per Share.

The Performance Fee in respect of each Calculation Period will be calculated by reference to the Net Asset Value per Share before deduction for any accrued Performance Fee. The Manager may waive or reduce such Performance Fee, either generally or in any particular case.

4.	Minimum Initial Investment:

The minimum initial investment per subscriber is US$250,000 (inclusive of any Subscription Fee).

The Directors may waive or reduce the minimum initial investment either generally or in any particular case. However, for so long as the Fund is registered under section 4(3) of the Mutual Funds Law, the minimum initial investment cannot be less than US$100,000 (or its equivalent in the relevant Dealing Currency) (exclusive of any Subscription Fee).

5.	Minimum Subsequent Investment

The minimum subsequent investment per subscriber is US$100,000 (inclusive of any Subscription Fee).

The Directors may waive or reduce the minimum subsequent investment either generally or in any particular case.

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APPENDIX 2

Class B Shares

Prestige Global Allocation Fund (the “Fund”) is offering Participating Shares designated as “Class B Shares” (the “Shares”) for subscription. Applicants for Shares must submit a completed Subscription Agreement ten (10) Business Days in advance and cleared funds five (5) Business Days in advance of the Subscription Day specified in the Memorandum dated 1 March 2017 (the “Memorandum”) to the Administrator. Investment in the Fund involves significant risks. Investors’ attention is drawn to the risks outlined in the section headed “Risk Factors” in the Memorandum.

All disclosures in the Memorandum continue to be effective as written. All capitalized terms which are not defined in this appendix shall have the meaning given to them in the Memorandum. This appendix shall have no effect unless accompanied by the Memorandum. This appendix is deemed to be incorporated into the Memorandum its entirety.

The Shares shall be offered on the terms set out as follows:

1.	Subscription Fee:

A subscriber for the Shares will be required to pay a Subscription Fee up to one (1.0) per cent of the subscription amount on the execution of the Subscription Agreement. The Subscription Fee is taken out of the Subscription Amount.

The Subscription Fee will be for the account of the Manager and shall be separate to the subscription monies paid for the Participating Shares as calculated based on the Subscription Price, and only such net subscription monies shall be considered as the amount paid for the Participating Shares. The Manager may waive or reduce such Subscription Fee, either generally or in any particular case.

2.	Management Fee:	The Fund will pay the Manager a Management Fee, of one-twelfth (1/12) of 1.25 per cent per month of the Net Asset Value attributable to the Shares (before deduction of that months’ Management Fee and before making any deduction for any accrued Performance Fee) as at the last Valuation Day in each month, adjusted for any subscriptions and redemptions during the month. The Manager may waive or reduce such Management Fee, either generally or in any particular case.

3.	Performance Fee:

For each Calculation Period, the Performance Fee in respect of each Share will be equal to thirteen and a half (13.5) per cent of the appreciation in the Net Asset Value per Share during that Calculation Period above the Peak Net Asset Value per Share.

The Performance Fee in respect of each Calculation Period will be calculated by reference to the Net Asset Value per Share before deduction for any accrued Performance Fee. The Manager may waive or reduce such Performance Fee, either generally or in any particular case.

4.	Minimum Investment:

The minimum initial investment per subscriber is US$2,000,000 (inclusive of any Subscription Fee).

The Directors may waive or reduce the minimum initial investment either generally or in any particular case. However, for so long as the Fund is registered under section 4(3) of the Mutual Funds Law, the minimum initial investment cannot be less than US$100,000 (or its equivalent in the relevant Dealing Currency) (exclusive of any Subscription Fee).

5.	Minimum Subsequent Investment

The minimum subsequent investment per subscriber is US$100,000 (inclusive of any Subscription Fee).

The Directors may waive or reduce the minimum subsequent investment either generally or in any particular case.

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APPENDIX 3

Class C Shares

Prestige Global Allocation Fund (the “Fund”) is offering Participating Shares designated as “Class C Shares” (the “Shares”) for subscription. Applicants for Shares must submit a completed Subscription Agreement ten (10) Business Days in advance and cleared funds five (5) Business Days in advance of the Subscription Day specified in the Memorandum dated 1 March 2017 (the “Memorandum”) to the Administrator. Investment in the Fund involves significant risks. Investors’ attention is drawn to the risks outlined in the section headed “Risk Factors” in the Memorandum.

All disclosures in the Memorandum continue to be effective as written. All capitalized terms which are not defined in this appendix shall have the meaning given to them in the Memorandum. This appendix shall have no effect unless accompanied by the Memorandum. This appendix is deemed to be incorporated into the Memorandum its entirety.

The Shares shall be offered on the terms set out as follows:

1.	Subscription Fee:

A subscriber for the Shares will be required to pay a Subscription Fee up to 0.85 per cent of the Subscription Amount on the execution of the Subscription Agreement. The Subscription Fee is taken out of the Subscription Amount.

The Subscription Fee will be for the account of the Manager and shall be separate to the subscription monies paid for the Participating Shares as calculated based on the Subscription Price, and only such subscription monies shall be considered as the amount paid for the Participating Shares. The Manager may waive or reduce such Subscription Fee, either generally or in any particular case.

2.	Management Fee:	The Fund will pay the Manager a Management Fee, of one-twelfth (1/12) of 1.0 per cent per month of the Net Asset Value attributable to the Shares (before deduction of that months’ Management Fee and before making any deduction for any accrued Performance Fee) as at the last Valuation Day in each month, adjusted for any subscriptions and redemptions during the month. The Manager may waive or reduce such Management Fee, either generally or in any particular case.

3.	Performance Fee:

For each Calculation Period, the Performance Fee in respect of each Share will be equal to thirteen and a half (13.5) per cent of the appreciation in the Net Asset Value per Share during that Calculation Period above the Peak Net Asset Value per Share.

The Performance Fee in respect of each Calculation Period will be calculated by reference to the Net Asset Value per Share before deduction for any accrued Performance Fee. The Manager may waive or reduce such Performance Fee, either generally or in any particular case.

4.	Minimum Investment:

The minimum initial investment per subscriber is US$5,000,000 (inclusive of any Subscription Fee).

The Directors may waive or reduce the minimum initial investment either generally or in any particular case. However, for so long as the Fund is registered under section 4(3) of the Mutual Funds Law, the minimum initial investment cannot be less than US$100,000 (or its equivalent in the relevant Dealing Currency) (exclusive of any Subscription Fee).

5.	Minimum Subsequent Investment

The minimum subsequent investment per subscriber is US$100,000 (inclusive of any Subscription Fee).

The Directors may waive or reduce the minimum subsequent investment either generally or in any particular case.

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